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Exhibit 10.4

THIS IS NOT A SOLICITATION OF VOTES ON THE PLAN. VOTES MAY NOT BE SOLICITED UNTIL THE BANKRUPTCY COURT HAS APPROVED A DISCLOSURE STATEMENT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

WAVE SYSTEMS CORP.,	Case No. 16-10284 (KJC)

Debtor.

DISCLOSURE STATEMENT FOR THE

PLAN OF REORGANIZATION OF WAVE SYSTEMS CORP.

Alan M. Root (No. 5427)	Charles A. Beckham, Jr. (TX Bar No. 02016600)
ARCHER & GREINER, P.C.	HAYNES AND BOONE, LLP
300 Delaware Avenue, Suite 1100	1221 McKinney Street, Suite 2100
Wilmington, DE 19801	Houston, Texas 77010
Telephone (302) 777-4350	Telephone: (713) 547-2000
Email aroot@archerlaw.com	Email: charles.beckham@haynesboone.com

- and -	- and -

Trevor R. Hoffmann (NY Bar No. 24048806)
Stephen M. Packman	HAYNES AND BOONE, LLP
ARCHER & GREINER, P.C	30 Rockefeller Plaza, 26th Floor
1650 Market Street , 32nd Floor	New York, NY 10112
Philadelphia, PA 19103-7393	Telephone: (212) 659-7300
Telephone: (215) 963-3300	Email: trevor.hoffmann@haynesboone.com
E-mail: spackman@archerlaw.com

Counsel to the Chapter 11 Trustee	Counsel to Plan Sponsor

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DISCLAIMERS

THIS DISCLOSURE STATEMENT PROVIDES INFORMATION REGARDING THE PLAN OF REORGANIZATION OF WAVE SYSTEMS CORP. THAT THE PROPONENTS ARE SEEKING TO HAVE CONFIRMED BY THE BANKRUPTCY COURT. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES TO, AND CONFIRMATION OF, THE PLAN AND MAY NOT BE RELIED ON FOR ANY OTHER PURPOSE. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A DETERMINATION OR RECOMMENDATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATING TO THE PLAN, AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE CHAPTER 11 TRUSTEE BELIEVES THAT THESE SUMMARIES ARE FAIR AND ACCURATE AND PROVIDE ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF, OR ARE INCONSISTENT WITH, SUCH DOCUMENTS.

ALTHOUGH THE CHAPTER 11 TRUSTEE HAS MADE EVERY EFFORT TO BE ACCURATE, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN THE SUBJECT OF AN AUDIT OR OTHER REVIEW BY AN ACCOUNTING FIRM. IN THE EVENT OF ANY CONFLICT, INCONSISTENCY, OR DISCREPANCY BETWEEN THE TERMS AND PROVISIONS IN THE PLAN, THIS DISCLOSURE STATEMENT, THE EXHIBITS ANNEXED TO THIS DISCLOSURE STATEMENT, OR THE FINANCIAL INFORMATION INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE PLAN SHALL GOVERN FOR ALL PURPOSES. ALL HOLDERS OF CLAIMS SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.

THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN. ALTHOUGH THE CHAPTER 11 TRUSTEE HAS MADE AN EFFORT TO DISCLOSE WHERE CHANGES IN PRESENT CIRCUMSTANCES COULD REASONABLY BE EXPECTED TO AFFECT MATERIALLY THE RECOVERY UNDER THE PLAN, THIS DISCLOSURE STATEMENT IS QUALIFIED TO THE EXTENT CERTAIN EVENTS DO OCCUR.

IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR

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REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE PLAN PROPONENTS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY FEDERAL, STATE, LOCAL OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. PERSONS OR ENTITIES HOLDING OR TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING, SECURITIES OF OR CLAIMS AGAINST THE DEBTOR SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

THE CHAPTER 11 TRUSTEE MAKES STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER THE FEDERAL SECURITIES LAWS. STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF THE DEBTOR’S FUTURE PERFORMANCE. SUCH FORWARD-LOOKING STATEMENTS REPRESENT THE CHAPTER 11 TRUSTEE’S ESTIMATES AND ASSUMPTIONS ONLY AS OF THE DATE SUCH STATEMENTS WERE MADE AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER UNKNOWN FACTORS THAT COULD IMPACT THE CHAPTER 11 TRUSTEE’S RESTRUCTURING PLANS OR CAUSE THE ACTUAL RESULTS OF THE DEBTOR’S BUSINESS TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE SUCH RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS LABELED WITH THE TERMS “BELIEVES,” “BELIEF,” “EXPECTS,” “INTENDS,” “ANTICIPATES,” “PLANS,” OR SIMILAR TERMS TO BE UNCERTAIN AND FORWARD-LOOKING. THERE CAN BE NO ASSURANCE THAT THE RESTRUCTURING TRANSACTION DESCRIBED HEREIN WILL BE CONSUMMATED. CREDITORS AND OTHER INTERESTED PARTIES SHOULD SEE THE SECTION OF THIS DISCLOSURE STATEMENT ENTITLED “RISK FACTORS” FOR A DISCUSSION OF CERTAIN FACTORS THAT MAY AFFECT THE FUTURE FINANCIAL PERFORMANCE OF THE REORGANIZED DEBTOR.

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TABLE OF CONTENTS

				Page(s)
I.	INTRODUCTION			1

	A.	Overview of the Plan		1

		1.	General Structure of the Plan	1

		2.	Material Terms of the Plan	2

		3.	Summary of Treatment of Claims and Equity Interests Under the Plan	4

	B.	Plan Voting Instructions and Procedures		5

		1.	Voting Rights	5

		2.	Solicitation Materials	6

		3.	Voting Instructions	7

		4.	Confirmation Hearing and Deadline for Objections to Confirmation	9

II.	GENERAL INFORMATION ABOUT THE DEBTOR			10

	A.	Background		10

	B.	Prepetition Capital Structure		10

		1.	Secured Debt	10

		2.	Unsecured Debt	11

		3.	Equity Interests	11

	C.	SEC Filings		11

III.	THE DEBTOR’S BANKRUPTCY CASE			11

	A.	Commencement of a Chapter 7 Case		11

	B.	Bid Procedures and Auction Process		12

	C.	Conversion to Chapter 11 and Appointment of Chapter 11 Trustee		13

	D.	The ESW Post-Petition Financing		13

	E.	Schedules, Statements of Financial Affairs and Claims Bar Dates		14

	F.	Additional Orders		14

	G.	United States Trustee		15

IV.	SUMMARY OF THE CHAPTER 11 PLAN			15

	A.	Treatment of Unclassified Claims		15

		1.	Administrative Claims	15

		2.	Bar Date For Administrative Claims	17

		3.	Allowed Priority Tax Claims	19

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B.	Classification and Treatment of Claims and Equity Interests		19

	1.	Class 1: Secured Claims	19

	2.	Class 2: Priority Unsecured Non-Tax Claims	20

	3.	Class 3: General Unsecured Claims	20

	4.	Class 4: Intercompany Claims	20

	5.	Class 5: Equity Interests	21

C.	Acceptance or Rejection of the Plan		21

	1.	Impaired Classes Entitled to Vote	21

	2.	Acceptance by Class 3 and Class 4	21

	3.	Presumed Acceptances by Unimpaired Classes	22

	4.	Impaired Class deemed to Reject	22

D.	Means for Implementation of the Plan		22

	1.	Continued Corporate Existence	22

	2.	Management and Board of Directors	22

	3.	Arrangements with the Distribution Trustee	22

	4.	The Closing	23

	5.	Tax Treatment of the Distribution Trust	26

	6.	Right to Enforce, Compromise, or Adjust Distribution Trust Assets	26

	7.	Preservation of Rights of Action	26

	8.	Vesting of Property in Reorganized Debtor	27

	9.	Tax Exemption	27

E.	Treatment of Executory Contracts and Unexpired Leases		27

	1.	Assumption of Executory Contracts	27

	2.	Rejection of Executory Contracts	28

	3.	Procedures Related to Assumption of Executory Contracts	28

	4.	Rejection Claim Bar Date	30

	5.	Indemnification Obligations	30

	6.	Federal Government Rights	30

F.	Provisions Governing Distributions of Property		31

	1.	Distributions Procedures Regarding Allowed Claims	31

	2.	Procedures Regarding Distributions from the Distribution Trust	33

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	G.	Procedures for Resolution of Disputed Claims		33

		1.	Right to Object to Claims	33

		2.	Deadline for Objecting to Claims	33

		3.	Deadline for Responding to Claim Objections	34

		4.	Right to Request Estimation of Claims	34

	H.	Injunctions, Releases, and Discharge		34

		1.	Discharge and Release	34

		2.	Discharge Injunction	34

		3.	Exculpation and Limitation of Liability	35

		4.	Releases by the Debtor	35

		5.	Releases by Third Party	36

	I.	Conditions to Confirmation and Effectiveness		37

		1.	Conditions to Confirmation	37

		2.	Conditions to Effectiveness	38

	J.	Modification, Revocation or Withdrawal of the Plan		38

		1.	Defects, Omissions, and Amendments of the Plan	38

		2.	Withdrawal of the Plan	38

	K.	Retention of Jurisdiction		39

		1.	Exclusive Bankruptcy Court Jurisdiction	39

		2.	Limitations on Jurisdiction	40

V.	POST-EFFECTIVE DATE OPERATIONAL/FINANCIAL INFORMATION			40

VI.	RISK FACTORS			41

	A.	Risks Related to Bankruptcy		41

		1.	Parties May Object to the Plan’s Classification of Claims and Equity Interests	41

		2.	The Proponents May Not Be Able to Obtain Confirmation of the Plan	41

		3.	The Conditions Precedent to the Effective Date of the Plan May Not Occur	42

		4.	Risks Associated with Proving and Collecting Claims Asserted in Litigation	42

		5.	Allowed Claims May Substantially Exceed Estimates	42

	B.	Risks Related to Financial Information		42

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VII.	CONFIRMATION OF THE PLAN			42

	A.	The Confirmation Hearing		42

	B.	Requirements for Confirmation of the Plan		43

	C.	Best Interests of Creditors / Liquidation Analysis		44

	D.	Feasibility		45

	E.	Acceptance by Impaired Classes		45

	F.	Confirmation Without Acceptance by All Impaired Classes		45

		1.	No Unfair Discrimination	46

		2.	Fair and Equitable Test	46

VIII.	TAX CONSEQUENCES OF THE PLAN			47

IX.	CERTAIN SECURITIES LAW MATTERS			47

	A.	In General		47

	B.	Distribution Trust Related Matters		47

		1.	Initial Issuance of Beneficial Interests	47

		2.	Resales	48

		3.	Exchange Act Compliance	48

		4.	Compliance if Required	49

X.	RECOMMENDATION			50

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EXHIBITS

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Liquidation Analysis

THE CHAPTER 11 TRUSTEE AND PLAN SPONSOR HEREBY ADOPT AND

INCORPORATE EACH EXHIBIT ATTACHED TO THIS DISCLOSURE STATEMENT

BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN

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I.	INTRODUCTION

David W. Carickhoff, the chapter 11 trustee (in such capacity, the “Chapter 11 Trustee”) of the estate (the “Estate”) of Wave Systems Corp. (the “Debtor”) and ESW Capital, LLC (“ESW” or the “Plan Sponsor”) hereby submit this disclosure statement (the “Disclosure Statement”) pursuant to sections 1125 and 1126(b) of Title 11 of the United States Code (the “Bankruptcy Code”), in connection with the solicitation of votes on the Plan of Reorganization of Wave Systems Corp., dated June 17, 2016 (as amended, supplemented or otherwise modified from time to time pursuant to its terms, the “Plan”). A copy of the Plan is attached hereto as Exhibit A.1

The purpose of this Disclosure Statement is to enable Creditors whose Claims are Impaired under the Plan and who are entitled to vote to make an informed decision in exercising their right to accept or reject the Plan. This Disclosure Statement sets forth certain information regarding the Debtor’s prepetition operating and financial history, its reasons for seeking protection under the Bankruptcy Code and the anticipated organization, operations, and financing of the Debtor upon its successful emergence from bankruptcy protection. This Disclosure Statement also describes certain terms and provisions of the Plan, certain effects of confirmation of the Plan, certain risk factors associated with the Plan, the business of the Debtor or Reorganized Debtor, and the securities that may be issued under the Plan, including the issuance of New Equity to the Plan Sponsor, and the manner in which Distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims entitled to vote under the Plan must follow for their votes to be counted.

A.	Overview of the Plan

1.	General Structure of the Plan

Generally, the Plan provides for the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging the Debtor’s existing Equity Interests and issuing New Equity in the Reorganized Debtor to the Plan Sponsor and to the Post-Petition Lender, to the extent that it exercises the Subscription Option. In exchange, the Plan Sponsor has agreed to provide Cash Consideration in the amount of $6.875 million which, along with certain litigation recoveries (if any) will be distributed to a Distribution Trust and, ultimately, to holders of Allowed Claims and Equity Interests in accordance with the priority scheme established by the Bankruptcy Code.

The Post-Petition Lender Financing Claim in favor of the Post-Petition Lender on account of amounts loaned to the Estate on a post-petition basis will not be satisfied from the Cash Consideration, but rather from the Financial Consideration. In addition, the Plan provides that certain Administrative Claims which constitute Ordinary Course Liabilities will be satisfied from sources other than the Cash Consideration, to the extent provided for under the Approved Budget.

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between the summary herein and the Plan, the Plan shall govern.

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The Cash Consideration will be used to satisfy in full all Allowed Administrative Claims (other than Ordinary Course Liabilities, to the extent payable through the Approved Budget, and the Post-Petition Lender Financing Claim, to be satisfied by the Financial Consideration), Allowed Secured Claims, Allowed Priority Tax Claims and Allowed Priority Unsecured Non-Tax Claims, consistent with section 1129 of the Bankruptcy Code.

The Plan also provides that holders of Allowed General Unsecured Claims and Allowed Intercompany Claims will receive their pro rata share of (i) the remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. As set forth more fully below, it is currently estimated that Holders of Allowed General Unsecured Claims and Allowed Intercompany Claims may receive payment in full, provided however, that no payment will be made on account of any post-petition interest with respect to any Allowed General Unsecured Claims or Allowed Intercompany Claims.

Finally, the Plan provides that Interest Holders will receive their pro rata share of (i) the remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Unsecured Non-Tax Claims, Allowed General Unsecured Claims, and Allowed Intercompany Claims and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. As set forth more fully below, it is estimated that holders of Equity Interests as of the Voting Record Date may receive a distribution on account of such Equity Interests.

THE CHAPTER 11 TRUSTEE AND PLAN SPONSOR BELIEVE THAT THE PLAN IS FAIR AND EQUITABLE, WILL MAXIMIZE THE VALUE TO THE ESTATE, IS IN THE BEST INTERESTS OF THE ESTATE AND ITS STAKEHOLDERS, AND WILL ENABLE THE DEBTOR TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11.

FOR THESE REASONS, THE CHAPTER 11 TRUSTEE URGES HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE TO TIMELY RETURN THEIR BALLOTS AND TO VOTE TO ACCEPT THE PLAN.

2.	Material Terms of the Plan

The following is an overview of certain material terms of the Plan:

•	The Debtor will be reorganized pursuant to the Plan and continue in operation following the Effective Date.

•

Except with regards to the Ordinary Course Liabilities and the Allowed Post-Petition Lender Financing Claim which will be satisfied as described below, all Allowed Administrative Claims, Allowed Secured Claims, Allowed Priority Tax Claims, Allowed Priority Unsecured Non-Tax Claims, will be paid in full from the Cash Consideration or otherwise satisfied in full as required by the Bankruptcy Code, unless otherwise agreed to by the Chapter 11 Trustee and the holders of such Claims. For the avoidance of doubt, it is contemplated that

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Professional Fee Claims which are provided for under the Budget shall be paid from Post-Petition Financing, not from the Cash Consideration. Non-Budgeted Professional Fee Claims include any Chapter 7 or 11 Trustee Fee requests for compensation and any request for compensation filed by GrowthPoint Technology Partners, LLC in connection with the transactions contemplated hereunder, which claims, if and when Allowed, shall be paid in full from the Cash Consideration.

•	On the Effective Date, the Post-Petition Lender Financing Claim will be Allowed in full. The Allowed Post-Petition Lender Financing Claim shall be satisfied solely as follows: (i) pursuant to the Subscription Option, the Post-Petition Lender, as a Qualified Ordinary Course Creditor, shall have the option, on account of being the holder of the Allowed Post-Petition Lender Financing Claim, to exchange a total of up to $1,800,000 in satisfaction of such amount of its Allowed Claim for up to a total of 600 shares, equal to 60 percent, of the issued New Equity, at a rate of $3,000 of its Allowed Post-Petition Lender Financing Claim for one (1) share of New Equity, and (ii) the Post-Petition Lender, on account of being the holder of the Allowed Post-Petition Lender Financing Claim, shall receive, from the Financing Consideration, payment in Cash of the remaining amount of the Allowed Post-Petition Lender Financing Claim after the Post-Petition Lender has exercised the Subscription Option to receive its share of the New Equity.[2] For the avoidance of doubt, no portion of the Allowed Post-Petition Lender Financing Claim shall be paid from the Cash Consideration. On the Effective Date, all liens and interests granted in exchange for or in connection with the Post-Petition Note and/or under the Post-Petition Financing Order shall be deemed discharged, cancelled, and released and shall be of no further force and effect and neither the Estate nor the Distribution Trust (as applicable) shall have any obligation to repay the Allowed Post-Petition Lender Financing Claim from the Cash Consideration. The Financing Consideration payable by the Plan Sponsor under the Plan shall be increased to account for any Cash payment to the Post-Petition Lender on account of the Allowed Post-Petition Lender Financing Claim, such that the Plan Consideration provided to the Estate net of all Cash payments to the Post-Petition Lender on account of its Allowed Post-Petition Lender Financing Claim shall be $6,875,000.

•	The Chapter 11 Trustee shall continue to pay each Ordinary Course Liability, accrued prior to the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability, and the Approved Budget. The Reorganized Debtor shall continue to pay each Ordinary Course Liability accrued after the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability.

[2]	The Plan Sponsor reserves the right to modify the Subscription Option, provided that (i) no such modification shall adversely the Plan treatment of other creditors and (ii) such modification is approved by the Post-Petition Lender.

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•	Each holder of an Allowed General Unsecured Claim and an Allowed Intercompany Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim or Allowed Intercompany Claim, as applicable, its Pro Rata Share of (i) the remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. In no event shall any holder of an Allowed General Unsecured Claim or Allowed Intercompany Claim receive a distribution in an amount in excess of the principal amount of the respective holder’s Allowed General Unsecured Claim or Allowed Intercompany Claim, as applicable. Holders of Allowed General Unsecured Claims and Allowed Intercompany Claims shall not receive any Distribution on account of any postpetition interest.

•	Each holder of an Allowed Equity Interest shall receive, on account of and in full and complete release and discharge of, and in exchange for its Allowed Equity Interests, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Unsecured Non-Tax Claims, Allowed General Unsecured Claims, and Allowed Intercompany Claims and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. Only those holders of Equity Interests as of the Voting Record Date shall be entitled to a distribution

•	All existing Equity Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Chapter 11 Trustee or the Reorganized Debtor.

3.	Summary of Treatment of Claims and Equity Interests Under the Plan

The table below summarizes the classification and treatment of the Claims and Equity Interests under the Plan.

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE. FOR A COMPLETE DESCRIPTION OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN.

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Class	Claim or Equity Interest	Summary of Treatment	Projected Recovery Under Plan
1	Secured Claims	Unimpaired; Deemed to Accept Plan	100%
2	Priority Unsecured Non-Tax Claims	Unimpaired; Deemed to Accept Plan	100%
3	General Unsecured Claims	Impaired; Entitled to Vote on Plan	66%-100% (but in all events exclusive of any post-petition interest)*
4	Intercompany Claims	Impaired; Entitled to Vote on Plan	66%-100% (but in all events exclusive of any post-petition interest)*
4	Equity Interests	Impaired; Deemed to Reject	TBD**

*	Estimated recoveries are based on scheduled and filed claims to date. Recoveries could vary significantly based upon the final reconciled claims pool.
**	While it is estimated that holders of Equity Interests as of the Voting Record Date may receive a distribution, it is not possible to estimate the projected recovery at this time as the claims bar date has not passed and the pool of Allowed Claims has not been finally reconciled.

THE CHAPTER 11 TRUSTEE BELIEVES THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AND EQUITY INTERESTS IN THE DEBTOR AND THUS STRONGLY RECOMMENDS THAT YOU VOTE TO ACCEPT THE PLAN.

B.	Plan Voting Instructions and Procedures

1.	Voting Rights

Under the Bankruptcy Code, only Classes of Claims or Equity Interests that are “Impaired” and that are not deemed as a matter of law to have rejected a plan of reorganization under section 1126 of the Bankruptcy Code are entitled to vote to accept or reject the Plan. Any Class that is “Unimpaired” is not entitled to vote to accept or reject a plan of reorganization and is conclusively presumed to have accepted the Plan. As set forth in section 1124 of the Bankruptcy Code, a Class is “Impaired” if the legal, equitable, or contractual rights attaching to the claims or equity interests of that Class are modified or altered.

Pursuant to the Plan, Claims in Class 3 (General Unsecured Claims) and Class 4 (Intercompany Claims) are Impaired by, and entitled to receive a Distribution under the Plan, and only the holders of Claims in this Class are entitled to vote to accept or reject the Plan. Whether a holder of a Claim in Class 3 or Class 4 may vote to accept or reject the Plan will also depend on whether the holder held such Claim as of [DATE], 2016 (the “Voting Record Date”).

Pursuant to the Plan, Claims in Classes 1 and 2 are Unimpaired by the Plan, and such holders are deemed to have accepted the Plan and are therefore not entitled to vote on the Plan.

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Pursuant to the Plan, Holders of Equity Interests in Class 5 are Impaired by the Plan but are deemed to have rejected the Plan and are therefore not entitled to vote on the Plan.

2.	Solicitation Materials

The Chapter 11 Trustee, with the approval of the Bankruptcy Court, has engaged UpShot Services LLC (the “Voting Agent”) to serve as the voting agent to process and tabulate Ballots for each Class entitled to vote on the Plan and to generally oversee the voting process. The following materials shall constitute the solicitation package (the “Solicitation Package”):

•	This Disclosure Statement, including the Plan and all other Exhibits annexed thereto;

•	The Bankruptcy Court order approving this Disclosure Statement (the “Disclosure Statement Order”);

•	The notice of, among other things, (i) the date, time, and place of the hearing to consider Confirmation of the Plan and related matters and (ii) the deadline for filing objections to Confirmation of the Plan and the Disclosure Statement (the “Confirmation Hearing Notice”);

•	One or more Ballots, as applicable, to be used in voting to accept or to reject the Plan and applicable instructions with respect thereto (the “Voting Instructions”);

•	A pre-addressed return envelope; and

•	Such other materials as the Bankruptcy Court may direct or approve.

The Chapter 11 Trustee, through the Voting Agent, will distribute the Solicitation Package in accordance with the Disclosure Statement Order. The Solicitation Package is also available at the Voting Agent’s website at http://www.upshotservices.com/wavesystems.

Prior to the Confirmation Hearing, the Chapter 11 Trustee intends to file a Plan Supplement which includes, among other things, (a) the identity of the Distribution Trustee, and (b) the Distribution Trust Agreement. As the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Voting Agent’s website at http://www.upshotservices.com/wavesystems.

If you are the holder of a Claim and believe that you are entitled to vote on the Plan, but you did not receive a Ballot or your Ballot is damaged or illegible, or if you have any questions concerning voting procedures, you should contact the Voting Agent by writing to Wave Systems Corp, Ballot Processing, c/o UpShot Services LLC, 8269 E. 23rd Avenue, Suite 275, Denver, CO 80238, or by telephone at (855) 812-6112 or via email at WaveSystemsInfo@upshotservices.com. If the reason that you did not receive a Ballot is because your Claim is subject to a pending claim objection and you wish to vote on the Plan, you must file a motion pursuant to Bankruptcy Rule 3018 with the Bankruptcy Court for the temporary allowance of your Claim for voting purposes by [DATE], 2016, or you will not be entitled to vote to accept or reject the Plan.

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THE CHAPTER 11 TRUSTEE, REORGANIZED DEBTOR AND DISTRIBUTION TRUST, AS APPLICABLE, RESERVE THE RIGHT THROUGH THE CLAIM OBJECTION PROCESS TO OBJECT TO OR SEEK TO DISALLOW ANY CLAIM OR EQUITY INTEREST FOR DISTRIBUTION PURPOSES.

3.	Voting Instructions

All votes to accept or reject the Plan must be cast by using the Ballots enclosed with the Solicitation Packages. No votes other than ones using such Ballots will be counted, except to the extent the Bankruptcy Court orders otherwise. The Bankruptcy Court has fixed the Voting Record Date for the determination of the holders of Claims who are entitled to (a) receive a copy of this Disclosure Statement and all of the related materials and (b) vote to accept or reject the Plan. The Voting Record Date and all of the Debtor’s solicitation and voting procedures shall apply to all of the Debtor’s Creditors and other parties in interest.

After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your Ballot, you are asked to indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the accompanying Ballot.

The deadline to vote on the Plan is [DATE], 2016 at 7:00 p.m. (Eastern Time) (the “Voting Deadline”). In order for your vote to be counted, your Ballot must be properly completed in accordance with the Voting Instructions on the Ballot, and received no later than the Voting Deadline at the address set forth below:

WAVE SYSTEMS CORP.

Ballot Processing

c/o UpShot Services LLC

8269 E. 23rd Avenue, Suite 275

Denver, CO 80238

You may also vote electronically via the Voting Agent’s website: http://www.upshotservices.com/wavesystems. All electronic votes must be submitted by the Voting deadline.

Only the Holders of Claims in Class 3 and Class 4 as of the Voting Record Date are entitled to vote to accept or reject the Plan, and they may do so by completing the appropriate Ballots and returning them in the envelope provided by the Voting Agent so as to be actually received by the Voting Agent by the Voting Deadline or by voting on the Voting Agent’s website by the Voting Deadline. Each holder of a Claim must vote its entire Claim within a particular Class either to accept or reject the Plan and may not split such votes. If multiple Ballots are received from the same holder with respect to the same Claim prior to the Voting Deadline, the last timely received, properly executed Ballot will be deemed to reflect that voter’s intent and will supersede and revoke any prior Ballot. The Ballots will clearly indicate the appropriate return address. It is important to follow the specific instructions provided on each Ballot and/or on the Voting Agent’s website.

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Unless otherwise provided in the Voting Instructions accompanying the Ballots and/or on the Voting Agent’s website or otherwise ordered by the Bankruptcy Court, the following Ballots will not be counted in determining whether the Plan has been accepted or rejected:

•	Any Ballot that fails to clearly indicate an acceptance or rejection, or that indicates both an acceptance and a rejection, of the Plan;

•	Any Ballot received after the Voting Deadline, except if the Chapter 11 Trustee has granted an extension of the Voting Deadline with respect to such Ballot, or by order of the Bankruptcy Court;

•	Any Ballot containing a vote that the Bankruptcy Court determines was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code;

•	Any Ballot that is illegible or contains insufficient information to permit the identification of the Claim;

•	Any Ballot cast by a Person or Entity that does not hold an Allowed Claim in a voting Class; and

•	Any unsigned Ballot or Ballot without an original signature (or in the case of electronic balloting, a proper and verified electronic signature).

Any party who has previously submitted to the Voting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change its vote by submitting to the Voting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot that bears the latest date will be counted for purposes of determining whether the requisite acceptances have been received. Any party who has delivered a properly completed Ballot for the acceptance or rejection of the Plan that wishes to withdraw such acceptance or rejection rather than changing its vote may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Voting Agent at any time prior to the Voting Deadline. To be valid, a notice of withdrawal must (i) contain the description of the Claims to which it relates and, in the case of Claims, the aggregate principal amount represented by such Claims, (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claims and possesses the right to withdraw the vote sought to be withdrawn, and (iv) be actually received by the Voting Agent prior to the Voting Deadline.

The Chapter 11 Trustee, in his sole discretion, subject to contrary order of the Court, may waive any defect in any Ballot at any time, either before or after the close of voting, and without notice. Except as otherwise provided herein, the Chapter 11 Trustee may, in his sole discretion, reject such defective Ballot as invalid and, therefore, not count it in connection with confirmation of the Plan.

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ALL BALLOTS ARE ACCOMPANIED BY VOTING INSTRUCTIONS. IT IS IMPORTANT THAT THE HOLDER OF A CLAIM IN THE CLASSES ENTITLED TO VOTE FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED WITH EACH BALLOT.

If you have any questions about (a) the procedure for voting your Claim, (b) the Solicitation Package that you have received, or (c) the amount of your Claim, or if you wish to obtain, at your own expense (unless otherwise specifically required by Bankruptcy Rule 3017(d)), an additional copy of the Plan, this Disclosure Statement, or any appendices or Exhibits to such documents, please contact the Voting Agent at the address specified above. Copies of the Plan, Disclosure Statement, and other documents filed in this Chapter 11 Case may be obtained free of charge on the Voting Agent’s website at http://www.upshotservices.com/wavesystems. Documents filed in this case may also be examined between the hours of 8:00 a.m. and 4:00 p.m., prevailing Eastern Time, Monday through Friday, at the Office of the Clerk of the Bankruptcy Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801.

The Voting Agent will process and tabulate Ballots for the Classes entitled to vote to accept or reject the Plan and will file a voting report (the “Voting Report”) as soon as reasonably practicable following the Voting Deadline. The Voting Report will, among other things, describe every Ballot that does not conform to the Voting Instructions or that contains any form of irregularity, including, but not limited to, those Ballots that are late, illegible (in whole or in material part), unidentifiable, lacking signatures, lacking necessary information, or damaged.

THE CHAPTER 11 TRUSTEE AND PLAN SPONSOR URGE HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE TO TIMELY RETURN THEIR BALLOTS AND TO VOTE TO ACCEPT THE PLAN BY THE VOTING DEADLINE.

4.	Confirmation Hearing and Deadline for Objections to Confirmation

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.

The Bankruptcy Court has scheduled the Confirmation Hearing to commence on [DATE], 2016 at [TIME] (Eastern Time), before the Honorable Kevin J. Carey, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 5th Floor, Wilmington, Delaware 19801. The Confirmation Hearing Notice, which sets forth the time and date of the Confirmation Hearing, has been included along with this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

Objections to Confirmation of the Plan must be filed and served on the Chapter 11 Trustee, the Plan Sponsor, and certain other entities, all in accordance with the Confirmation Hearing Notice by no later than [DATE], 2016 at [TIME] (Eastern Time). Unless objections to Confirmation of the Plan are timely served and filed in compliance with the Disclosure Statement Order, which is attached to this Disclosure Statement, they may not be considered by the Bankruptcy Court.

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II.	GENERAL INFORMATION ABOUT THE DEBTOR

A.	Background

The Debtor was incorporated in Delaware under the name Indata Corp. on August 12, 1988. It changed its name to Cryptologics International, Inc. on December 4, 1989. The Debtor changed its name again to Wave Systems Corp. on January 22, 1993. Prior to the Petition Date, the Debtor’s principal executive offices were located at 480 Pleasant Street, Lee, Massachusetts 01238.

The Debtor provides data and information security to its customers by protecting the customers’ computer hardware. Specifically, the Debtor engages in the design, development, licensing and sale of certain software solutions for the Trusted Platform Module (TPM) worldwide market.

The Debtor receives revenue from licensing its software to end users, OEM partners. Typically, the Debtor enters into perpetual software license agreements through direct sales to customers and indirect sales through its OEM partners, distributors and resellers. These license agreements generally include a maintenance component. The Debtor has defined two classes of end user customers: large customers, whose orders are in excess of 5,000 licenses and small customers, whose orders are less than 5,000 licenses.

The Debtor has also been instrumental in the development of purpose-built hardware to enable secure cryptographic operations. This approach is commonly referred to as “Trusted Computing.” The Debtor’s products can be combined to form a hardened cybersecurity solution covering access management, encryption, and data protection. The Debtor’s products provide a complementary set of solutions that focus on authentication, encryption and data-loss protection. The Debtor provides centralized remote management of its products in both on-premise and cloud platforms.

The Debtor markets and sells its data security solutions worldwide primarily through the Debtor’s direct sales force and through indirect distribution channel partners and strategic partners. The direct sales force is responsible for providing highly responsive, quality service and ensuring client satisfaction. Strategic partnerships and alliances provide the Debtor with additional access to potential clients. The Debtor also market solutions to original equipment manufacturers in an effort to get the solutions in personal computers that are ultimately purchased by enterprise customers.

B.	Prepetition Capital Structure

1.	Secured Debt

As of the Petition Date, the Debtor and Marble Bridge Funding Group, Inc. (“Marble Bridge”) were parties to: (i) that certain Receivables Purchase Agreement among the Debtor and the Marble Bridge dated as of December 7, 2015; (ii) that certain Addendum thereto of even date

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therewith; (iii) that certain Assignment of Accounts Receivable of even date therewith; (iv) that certain Intellectual Property Security Agreement of even date therewith; and (v) certain other documents related thereto (collectively, the “Marble Bridge Loan Documents”). Marble Bridge alleged that, as of the Petition Date, the Debtor owed liabilities of at least $100,000.00 (the “Marble Bridge Obligations”). Marble Bridge further alleged that, pursuant to the Marble Bridge Loan Documents, the Marble Bridge Obligations were secured by a first priority continuing security interest (the “Pre-Petition Liens”) granted by the Debtor in and to all of its right, title and interest in and substantially all of its property and interests in property, all whether then owned or existing or thereafter owned, arising or acquired, and wherever located. Since the Petition Date, the Marble Bridge Obligations have been satisfied in full.

2.	Unsecured Debt

As of the Petition Date, in addition to the foregoing secured indebtedness, the Debtor owed material amounts with respect to various unsecured obligations. In the Debtor’s filed Schedules of Liabilities (Schedule E/F), the Debtor scheduled $3,019,895.15 in priority and non-priority unsecured claims. As set forth more fully below, the Chapter 11 Trustee has filed a motion to establish a claims bar date, which will assist the Chapter 11 Trustee in determining the final unsecured claims pool.

3.	Equity Interests

The Debtor is publicly-owned and has two classes of common stock (collectively, the “Common Stock”) with equal liquidation preference. The number of shares issued and outstanding of Common Stock, par value $0.01 per share, as of December 31, 2015, was 6,082,114. The Debtor’s common stock is currently traded on the “pink sheets.” [NTD: Stuttgart?]

C.	SEC Filings

As a public company, the Debtor was required to file appropriate reports with the SEC, including quarterly statements of its operational and financial status and reports of significant events. All of the Debtor’s public securities filings prior to the Petition Date are available at www.sec.gov/edgar.shtml. The Chapter 11 Trustee directs parties to the Debtor’s public securities filings for additional historical information regarding the Debtor.

III.	THE DEBTOR’S BANKRUPTCY CASE

A.	Commencement of a Chapter 7 Case

On February 1, 2016 (the “Petition Date”), the Debtor commenced a voluntary case under chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. David W. Carickhoff was appointed as chapter 7 trustee (in such capacity, the “Chapter 7 Trustee”). The section 341(a) meeting of creditors in the Chapter 7 Case was held and concluded on February 26, 2016.

During the Chapter 7 Case, pursuant to Court order, the Chapter 7 Trustee retained certain independent contractors to assist in the maintenance of the Debtor’s assets. In addition, the Chapter 7 Trustee and Marble Bridge entered into a consensual cash collateral order which allowed the Chapter 7 Trustee to use cash collateral while the Marble Bridge Obligations were being satisfied.

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An immediate effect of commencement of the Chapter 7 Case was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by Creditors, the enforcement of liens against property of the Debtor, and the continuation of litigation against the Debtor during the pendency of the Debtor’s bankruptcy case. The automatic stay will remain in effect, unless modified by the Bankruptcy Court, until the Effective Date.

The Court additionally has entered an Order establishing notification and hearing procedures for trading in the Debtor’s equity securities in order to protect certain of the Debtor’s tax attributes [Dkt. No. 127] (the “Equity Trading Order”). Pursuant to the Equity Trading Order, Substantial Shareholders of the Debtor’s stock (i.e. a holder of at least 4.5% of the Debtor’s stock), or any person who wishes to become a Substantial Shareholder, must follow certain procedures prior to buying or selling the Debtor’s stock. Any sale by a Substantial Shareholder in violation of the Equity Trading Order is void ab initio and considered a violation of the automatic stay.

B.	Bid Procedures and Auction Process

On February 26, 2016, the Chapter 7 Trustee filed the Motion for Orders (I) (A) Establishing Bid Procedures Relating to the Sale of the Debtors Assets; (B) Scheduling a Hearing to Consider the Proposed Sale and Approving the Form and Manner of Notice Thereof; (C) Establishing Procedures Relating to the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; (D) Extending the Time to Assume or Reject Executory Contracts and (E) Granting Related Relief And (II) (A) Approving the Proposed Sale; (B) Approving the Assumption and Assignment of Executory Contracts and/or Unexpired Leases; and (C) Granting Related Relief [Dkt. No. 29] (the “Sale Motion”).

On April 7, 2016, the Court held a preliminary hearing on the Sale Motion. Thereafter, on April 11, 2016, the Chapter 7 Trustee conducted a live auction (the “Auction”) for the sale of the Debtor’s assets.

Chime Inc. was the successful bidder for the Debtor’s wave.com domain name. On April 14, 2016, the Court entered an Order approving the sale of the Debtor’s domain name to Chime Inc. free and clear of all liens, claims and encumbrances for a purchase price of $420,000. The sale to Chime closed on April 29, 2016.

At the conclusion of the Auction, the Chapter 7 Trustee determined that the offer ESW submitted for 100% of the equity of the Reorganized Debtor, including substantially all assets of the Debtor except for certain excluded assets, as further described in the ESW bid (as amended, supplemented or otherwise modified, the “ESW Bid”) was the highest and best offer. Through the ESW Bid, ESW has agreed to provide capital for the restructuring of the Debtor (the “Restructuring”). The Restructuring will be effectuated in the form of the Plan with ESW acting as Plan Sponsor and a co-proponent of the Plan. The Plan provides, consistent with the ESW

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Bid, that ESW will make available for distribution: (i) $3,800,000 (which amount the Chapter 11 Trustee currently has on deposit); and (ii) an additional $3,075,000 payable on the Effective Date. Alternatively, as further described in the ESW Bid, upon the occurrence of certain Termination Events (i.e., if the Plan process fails), ESW will purchase the assets of the Debtor in an asset sale for the sum of $3,800,000, which amount has been fully funded and is currently on deposit in a Chapter 11 Trustee bank account (the “ESW Asset Sale”).

The ESW Bid also contemplated funding up to $3,000,000 of postpetition financing by ESW, as a postpetition lender to cover the operating and administrative expenses associated with preserving the Debtor’s operations and running a chapter 11 process through a plan effective date.

The highest offer that contemplated a purchase of the Debtor’s assets in chapter 7 was for $3,500,000, with no opportunity for additional upside.

On April 29, 2016, the Court entered an Order approving the ESW Bid as the highest and best offer for the Debtor [Dkt. No. 110] (the “Bid Approval Order”). The final terms of the ESW Bid are attached to the Bid Approval Order.

C.	Conversion to Chapter 11 and Appointment of Chapter 11 Trustee

Consistent with the terms of the ESW Bid, on April 25, 2016, the Chapter 7 Trustee and ESW filed the Joint Motion of David W. Carickhoff, Chapter 7 Trustee and ESW Capital, LLC, for Entry of Order (I) Converting Chapter 7 Case to Chapter 11 and (II) Appointing a Chapter 11 Trustee [Dkt. No. 103] (the “Conversion Motion”). On May 16, 2016 (the “Conversion Date”), the Court entered an Order granting the Conversion Motion, thereby converting this Case from Chapter 7 to Chapter 11. Shortly thereafter, on May 20, 2016, the Office of the United States Trustee appointed David W. Carickhoff as the Chapter 11 Trustee. On March 23, 2016, Mr. Carickhoff filed a notice accepting his appointment as Chapter 11 Trustee.

The section 341(a) meeting of creditors in the Chapter 11 Case was held and concluded on June 16, 2016.

D.	The ESW Post-Petition Financing

Pursuant to the ESW Bid, the Chapter 11 Trustee and ESW negotiated a postpetition financing facility, providing up to $3.0 million (principal amount) in financing (the “ESW Post-Petition Facility”). The ESW Post-Petition Facility provides sufficient financing to fund ordinary course working capital needs and chapter 11 administrative expenses, and effectuate the Restructuring of the Debtor via the Plan.

On May 20, 2016, the Chapter 11 Trustee filed the Motion of Chapter 11 Trustee for Entry of Interim and Final Orders Pursuant to Sections 105, 361, 362, 363(c), 364(c)(1), 364(c)(2), 364(d)(1), 364(e) and 507 of the Bankruptcy Code (I) Authorizing Chapter 11 Trustee to (A) Obtain Post-Petition Secured Financing from ESW Capital, LLC; (B) Utilize Cash Collateral; and (C) Pay Certain Related Fees and Charges; and (II) Scheduling a Final Hearing [Dkt. No. 130] (the “Financing Motion”).

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On May 25, 2016, the Court entered the Interim Order Pursuant to Sections 105, 361, 362, 363(c), 364(c)(1), 364(c)(2), 364(d)(1), 364(e) and 507 of the Bankruptcy Code (I) Authorizing Chapter 11 Trustee to (A) Obtain Post-Petition Secured Financing from ESW Capital, LLC; (B) Utilize Cash Collateral; and (C) Pay Certain Related Fees and Charges; and (II) Scheduling a Final Hearing [Dkt No. 150] (the “Interim Financing Order”). Pursuant to the Interim Financing Order, among other provisions, the Chapter 11 Trustee was authorized to borrow, on an interim basis, up to $1 million.

On June 13, 2016, the Court approved the ESW Post-Petition Facility on a final basis pursuant to a final order [Dkt. No. 173] (the “Final Financing Order”). Pursuant to the Final Financing Order, the Chapter 11 Trustee was authorized to enter into and draw upon the ESW Post-Petition Facility on a final basis.

Pursuant to the terms of the ESW Bid and the Final Financing Order, the Debtor’s Estate has no obligation to satisfy or repay the ESW Post-Petition Facility unless one of three specific events of default occur: (1) the Chapter 11 Trustee files a plan of reorganization which is inconsistent with the ESW Bid, (2) the Chapter 11 Trustee files a motion to obtain financing from someone other than ESW, or (3) The Court confirms a competing plan to that of ESW’s or approves a transaction for the sale or disposition of the Debtor’s assets other than to ESW. If the Plan is confirmed by the Court, the Debtor’s Estate will have no obligation to satisfy or repay the ESW Post-Petition Facility.

E.	Schedules, Statements of Financial Affairs and Claims Bar Dates

The Debtor filed its Schedules of Assets and Liabilities and Statement of Financial Affairs on February 16, 2016 [Dkt. Nos. 17 and 18]. A Creditor whose Claim is set forth in the Schedules of Assets and Liabilities and not identified as contingent, unliquidated, or disputed may, but need not, file a proof of claim against that Debtor to be entitled to participate in the Chapter 11 Case or to receive a distribution under the Plan.

Pursuant to an order entered on July [6], 2016 [Dkt. No.                     ] (the “Bar Date Order”), the deadline established by the Bankruptcy Court for Creditors to file proofs of claim against the Debtor and/or its Estate is August [1], 2016. Further, the Bar Date Order established certain additional procedures for filing motions for payment of administrative expenses: (i) for the Chapter 7 period (i.e. February 1, 2016 through May 16, 2016) and (ii) under section 503(b)(9) of the Bankruptcy Code.

Parties are urged to review the terms of the Bar Date Order in order to obtain specifics and further information regarding the requirements for filing proofs of claims and the consequences of failing to do so.

F.	Additional Orders

After the Conversion Date, the Chapter 11 Trustee filed a number of motions and applications to retain professionals, to streamline the administration of the Chapter 11 Case, and to obtain other relief in the best interest of the Debtor and the Estate. The Bankruptcy Court entered the following orders granting the foregoing motions and applications:

•	[fill in orders]

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G.	United States Trustee

The U.S. Trustee has appointed Juliet Sarkessian as the attorney for the U.S. Trustee in connection with this Chapter 11 Case. The Chapter 11 Trustee has worked cooperatively to address the concerns and comments from the U.S. Trustee’s office during this Chapter 11 Case.

IV.	SUMMARY OF THE CHAPTER 11 PLAN

This section provides a summary of the structure and means for implementation of the Plan and the classification and treatment of Claims and Equity Interests under the Plan and is qualified in its entirety by reference to the Plan (as well as the Exhibits thereto and definitions therein).

The statements contained in this Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to therein, and reference is made to the Plan and to such documents for the full and complete statement of such terms and provisions.

The Plan itself and the documents referred to therein control the actual treatment of Claims against and Equity Interests in the Debtor under the Plan and will, upon the occurrence of the Effective Date, be binding upon all holders of Claims against and Equity Interests in the Debtor, the Debtor’s Estate, the Reorganized Debtor, all parties receiving property under the Plan, and other parties in interest. In the event of any conflict, inconsistency, or discrepancy between this Disclosure Statement and the Plan, the Plan Supplement, and/or any other operative document, the terms of the Plan, Plan Supplement, and/or such other operative document, as applicable, shall govern and control; provided that, in any event, the terms of the Plan shall govern and control over all other related documents.

A.	Treatment of Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Compensation Claims and Ordinary Course Liabilities) and Priority Tax Claims have not been classified and the respective treatment of such unclassified Claims is set forth in Article IV of the Plan.

1.	Administrative Claims

a.	General. Except with regards to the Ordinary Course Liabilities, including Allowed Post-Petition Lender Financing Claims (the treatment of which is described in Section 4.3 (below)), subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive, from the Cash Consideration, Cash equal to the unpaid portion of such Allowed Administrative Claim within ten (10) days after the later of (a) the Effective Date, (b) the Allowance Date, or (c) such date as is mutually agreed upon by the Proponents and the holder of such Claim.

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For the avoidance of doubt, it is contemplated that Professional Fee Claims which are provided for under the Budget shall be paid from Post-Petition Financing, not from the Cash Consideration. Non-Budgeted Professional Fee Claims include any Chapter 7 or 11 Trustee Fee requests for compensation and any request for compensation filed by GrowthPoint Technology Partners, LLC in connection with the transactions contemplated hereunder, which claims, if and when Allowed, shall be paid in full from the Cash Consideration.

b.	Ordinary Course Liabilities All Ordinary Course Liabilities are deemed to be Allowed Claims to the extent set forth in the Approved Budget. Except as set forth in Section 4.3(b) of the Plan, holders of Administrative Claims on account of Ordinary Course Liabilities are not required to file or serve any request for payment of the Ordinary Course Liability. As provided in the Post-Petition Financing Order, under the Post-Petition Facility, the Final Borrowing Notice shall identify the Estimated Liabilities Amount under the Approved Budget to be held in the Segregated Account pending payment. The Segregated Account shall be held by Chapter 11 Trustee prior to the Effective Date, and the Distribution Trustee, after the Effective Date. Any amounts remaining in the Segregated Account one-hundred twenty (120) days after the Effective Date shall be returned to the Post-Petition Lender. To the extent any Ordinary Course Liability is in excess of the Estimated Liabilities Amount provided for in the Final Borrowing Notice, such amounts will be paid from the Cash Consideration. The Chapter 11 Trustee shall continue to pay each Ordinary Course Liability accrued prior to the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability, and the Approved Budget. The Reorganized Debtor shall continue to pay each Ordinary Course Liability accrued after the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability.

c.	Allowed Post-Petition Lender Financing Claim. The Post-Petition Lender Financing Claim is Allowed in full. Pursuant to the Subscription Option, the Post-Petition Lender, as a Qualified Ordinary Course Creditor, shall have the option, on account of being the holder of the Allowed Post-Petition Lender Financing Claim, to exchange a total of up to $1,800,000 in satisfaction of such amount of its Allowed Claim for up to a total of 600 shares, equal to 60 percent, of the issued New Equity, at a rate of $3,000 of its Allowed Post-Petition Lender Financing Claim for one (1) share of New Equity. Further, the Post-Petition Lender, on account of being the holder of the Allowed Post-Petition Lender Financing Claim, shall receive, from the Financing Consideration, payment in Cash of the remaining amount of the Allowed Post-Petition Lender Financing Claim after the Post-Petition

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Lender has exercised the Subscription Option to receive its share of the New Equity.[3] For the avoidance of doubt, no portion of the Allowed Post-Petition Lender Financing Claim shall be paid from the Cash Consideration. On the Effective Date, all liens and interests granted in exchange for or in connection with the Post-Petition Note and/or under the Post-Petition Financing Order shall be deemed discharged, cancelled, and released and shall be of no further force and effect and neither the Estate nor the Distribution Trust (as applicable) shall have any obligation to repay the Allowed Post-Petition Lender Financing Claim from the Cash Consideration. The Financing Consideration payable by the Plan Sponsor under the Plan shall be increased to account for any Cash payment to the Post-Petition Lender on account of the Allowed Post-Petition Lender Financing Claim, such that the Plan Consideration provided to the Estate net of all Cash payments to the Post-Petition Lender on account of its Allowed Post-Petition Lender Financing Claim shall be $6,875,000.

d.	Payment of Statutory Fees All fees payable pursuant to 28 U.S.C. § 1930 shall be paid in Cash (subject to the Approved Budget, or otherwise with the Cash Consideration) equal to the amount of such Administrative Claim when due or no later than the Effective Date. Postpetition U.S. Trustee fees and post-confirmation reports shall be paid and filed as required by 28 U.S.C. § 1930 until the Bankruptcy Case is closed, converted or dismissed, and failure to do either timely is a material default pursuant to section 1112 of the Bankruptcy Code. After confirmation, the Distribution Trustee will file with the court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Distribution Trustee will pay post-confirmation quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. § 1930(a)(6). In no event will the Reorganized Debtor be responsible for any U.S. Trustee fees.

2.	Bar Date For Administrative Claims

a.	General Provisions. Except as otherwise provided in Article IV of the Plan, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Chapter 11 Trustee and Plan Sponsor no later than ten (10) days after the Confirmation Hearing or by such earlier deadline governing a particular Administrative Claim

[3]	The Plan Sponsor reserves the right to modify the Subscription Option, provided that (i) no such modification shall adversely the Plan treatment of other creditors and (ii) such modification is approved by the Post-Petition Lender.

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contained in an order of the Bankruptcy Court entered before the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date specified in either section 4.1(d)(i),(ii) or (iii) shall be forever barred from asserting such Claims against the Debtor or any of its property. Requests for payments of Administrative Claims included within a proof of claim are of no force and effect, and are disallowed in their entirety as of the Confirmation Date unless such Administrative Claim is subsequently Filed in a timely fashion as provided herein. .

b.	Professionals. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation or commission requested by any professional or any other entity in connection with the Chapter 7 Case or for making a substantial contribution in the Bankruptcy Case) shall File and serve on the Reorganized Debtor, the Distribution Trust, the U.S. Trustee and the Post-Confirmation Service List an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the Distribution Trust, the U.S. Trustee and the Post-Confirmation Service List and the professionals to whose application the objections are addressed no later than twenty-one (21) days after the date the application is filed, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. For the avoidance of doubt, the Chapter 7 Trustee and the Chapter 11 Trustee shall not be required to file a request for compensation within 45 days of the Effective Date. The Chapter 7 Trustee and the Chapter 11 Trustee shall have 4 months after the Effective Date to file a request for compensation. The Chapter 7 Trustee’s compensation and the Chapter 11 Trustee’s compensation shall be paid from the Cash Consideration, and the Distribution Trustee shall make appropriate reserves for such compensation.

c.	Tax Claims. All requests for payment of Administrative Claims and other Claims by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, which accrued or was assessed within the period from and including the Petition Date through and including the Effective Date (“Post-Petition Tax Claims”) and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) forty-five (45) days following the Effective Date; and (ii) ninety (90) days following

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the filing with the applicable Governmental Unit of the tax return for such taxes for such tax year or period. Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtor or its property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Post-Petition Tax Claim has been paid in full.

3.	Allowed Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim against Debtor shall receive, from the Cash Consideration, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim, (ii) payment in full through the fifth anniversary of the Petition Date, plus interest, or (iii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtor, or the Proponents and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing.

B.	Classification and Treatment of Claims and Equity Interests

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes or Claims and Equity Interests. A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

1.	Class 1: Secured Claims

Each holder of an Allowed Secured Claim shall receive, at the election of the Plan Sponsor, on account of and in full and complete settlement, release and discharge of, and in exchange for, its Allowed Secured Claims, (i) its Pro Rata Share of the Cash Consideration (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code, (iii) receipt of the collateral securing such claim and any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, (iv) such other treatment as the Plan Sponsor and the applicable holder of the Allowed Secured Claim may agree, and/or (v) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

Class 1 is Unimpaired and therefore holders of Secured Claims are conclusively presumed to have accepted the Plan.

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2.	Class 2: Priority Unsecured Non-Tax Claims

Each holder of an Allowed Priority Unsecured Non-Tax Claim against the Debtor shall receive, from the Cash Consideration, on the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Priority Unsecured Non-Tax Claim, either cash equal to the full unpaid amount of such Allowed Priority Unsecured Non-Tax Claim, or such other treatment as the Proponent and the holder of such Allowed Priority Unsecured Non-Tax Claim shall have agreed.

Class 2 is Unimpaired and therefore holders of Priority Unsecured Non-Tax Claims are conclusively presumed to have accepted the Plan.

3.	Class 3: General Unsecured Claims

As soon as practicable after the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. In no event shall any holder of an Allowed General Unsecured Claim receive a distribution in an amount in excess of the principal amount of the respective holder’s Allowed General Unsecured Claim. Holders of Allowed General Unsecured Claims shall not receive any Distribution on account of any postpetition interest.

Allowed General Unsecured Claims shall share pro rata with Allowed Intercompany Claims in the remaining Cash Consideration and the Beneficial Interest in the Distribution Trust.

Class 3 is Impaired and therefore Holders of General Unsecured Claims are entitled to vote on the Plan.

4.	Class 4: Intercompany Claims

As soon as practicable after the Effective Date, each holder of an Allowed Intercompany Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed Intercompany, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. In no event shall any holder of an Allowed Intercompany Claim receive a distribution in an amount in excess of the principal amount of the respective holder’s Allowed Intercompany Claim. Holders of Allowed Intercompany Claims shall not receive any Distribution on account of any postpetition interest.

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Allowed Intercompany Claims shall share pro rata with Allowed General Unsecured Claims in the remaining Cash Consideration and the Beneficial Interest in the Distribution Trust.

Class 4 is Impaired and therefore Holders of Intercompany Claims are entitled to vote on the Plan.

5.	Class 5: Equity Interests

As soon as practicable after the Effective Date, each holder of an Allowed Equity Interest shall receive, on account of and in full and complete release and discharge of, and in exchange for its Allowed Equity Interests, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Unsecured Non-Tax Claims, Allowed General Unsecured Claims and Allowed Intercompany Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement, following payment in full of all Allowed General Unsecured Claims and Allowed Intercompany Claims. Holders of Equity Interests as of the Voting Record Date shall be entitled to a distribution as a member of Class 5.

No Distributions shall be made to holders of Allowed Equity Interests unless and until holders of Allowed Claims have been paid in full and any Disputed Claims have been disallowed pursuant to an Order of the Bankruptcy Court

On the Effective Date, all existing Equity Interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan.

Class 5 is Impaired and is deemed to reject the Plan.

C.	Acceptance or Rejection of the Plan

1.	Impaired Classes Entitled to Vote

Holders of Claims in Class 3 and Class 4 are Impaired and each Class are entitled to vote as a Class to accept or reject the Plan. Accordingly, only the Holders of Claims in Class 3 and Class 4 shall be solicited with respect to the Plan.

2.	Acceptance by Class 3 and Class 4

In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds ( 2⁄3) in dollar amount and more than one-half ( 1⁄2) in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject the Plan.

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3.	Presumed Acceptances by Unimpaired Classes

Class 1 and Class 2 are Unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan, and the votes of such Unimpaired Claim Holders shall not be solicited.

4.	Impaired Class deemed to Reject

Class 5 is impaired under the Plan but is deemed to reject the Plan. Therefore, Interest Holders in Class 5 are not entitled to vote to accept or reject the Plan.

D.	Means for Implementation of the Plan

1.	Continued Corporate Existence

Except as otherwise provided in the Plan, the Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to its Charter Documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan.

Upon the Effective Date, and without any further action by the shareholders, directors, or officers of the Reorganized Debtor, the Reorganized Debtor’s Charter Documents shall be deemed amended (a) to the extent necessary, to incorporate the provisions of the Plan, and (b) to prohibit the issuance by the Reorganized Debtor of nonvoting securities to the extent required under section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Charter Documents as permitted by applicable law, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval other than any requisite filings required under applicable state, provincial or federal law. The Charter Documents shall be filed with the Plan Supplement.

2.	Management and Board of Directors

The Plan Sponsor may nominate and elect new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s Charter Documents. Upon the Effective Date, the Chapter 11 Trustee shall no longer serve in such capacity and shall be discharged of all duties in connection therewith.

3.	Arrangements with the Distribution Trustee

By the Plan Supplement Deadline, the Chapter 11 Trustee, shall file with the Bankruptcy Court a disclosure identifying the Distribution Trustee under the Distribution Trust. At the Confirmation Hearing, the Bankruptcy Court shall ratify such Distribution Trustee. All compensation for the Distribution Trustee shall be paid from the Distribution Trust Assets in accordance with the Distribution Trust Agreement. The approved person shall serve as the Distribution Trustee on execution of the Distribution Trust Agreement at the Closing.

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4.	The Closing

The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, or at such other place identified in a notice provided to those parties listed in Section 13.12 of the Plan. The Proponents may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. A notice of the rescheduled Closing shall be filed with the Bankruptcy Court and served on the parties identified in Section 13.12 of the Plan within two (2) days after the originally scheduled Closing. All documents to be executed and delivered by any party as provided in this Article VI and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Proponents. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective on the Effective Date:

a.	Execution of Documents and Corporate Action. The Chapter 11 Trustee shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Chapter 11 Trustee, or his designee, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtor, and all corporate actions required by the Debtor, the Chapter 11 Trustee, and the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Chapter 11 Trustee or the Reorganized Debtor. For purposes of effectuating the Plan, none of the transactions contemplated in the Plan shall constitute a change of control under any agreement, contract, or document of the Debtor.

b.

Cancellation of Equity Interests. On the Effective Date, all existing Equity Interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan. Except as otherwise provided in the Plan or the Plan Supplement, on the Effective Date: (1) the obligations of the Debtor under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor giving rise to any Claim or Equity Interest shall be cancelled as to the Debtor and the Reorganized Debtor shall not have any continuing

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obligations thereunder and (2) the obligations of the Debtor pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor shall be released and discharged. On the Effective Date, 1,000 shares of New Equity of the Reorganized Debtor shall be issued.

c.	Issuance of New Equity. The New Equity shall be free and clear of all Liens, Claims, Interests, and encumbrances of any kind, except as otherwise provided in the Plan. All the shares of the New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assignable. All of the New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable. On the Effective Date, none of the New Equity will be listed on a national securities exchange. Reorganized Debtor may take all necessary actions after the Effective Date to suspend any requirement to (i) be a reporting company under the Securities Exchange Act, and (ii) file reports with the Securities and Exchange Commission or any other entity or party. Furthermore, the Reorganized Debtor shall not be required to file monthly operating reports, or any other type of report, with the Court after the Effective Date

d.	Funding of the Plan Consideration. On the Effective Date, the Plan Sponsor shall contribute to the Estate an amount of Cash equal to the Plan Consideration in consideration of the Plan Sponsor’s purchase of the New Equity, inclusive of the Enhanced Deposit. The Plan Consideration is not subject to any financing contingency. The Plan Consideration shall be used to fund Distributions under the Plan. To the extent Post-Petition Lender does not fully exercise the Subscription Option, the Financing Consideration payable by the Plan Sponsor under the Plan shall be in the amount sufficient to account for any Cash payment to the Post-Petition Lender on account of the Allowed Post-Petition Lender Financing Claim, such that the Plan Consideration provided to the Estate net of all Cash payments to the Post-Petition Lender on account of its Allowed Post-Petition Lender Financing Claim shall be $6,875,000.

e.	Execution and Ratification of the Distribution Trust Agreement. On the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto. The Distribution Trust Agreement shall be provided in the Plan Supplement. Each holder of a Claim or Equity Interest shall be deemed to have ratified and become bound by the terms and conditions of the Distribution Trust Agreement.

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f.	Transfer of Distribution Trust Assets. All property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust, free and clear of all Liens, Claims, Equity Interests, and encumbrances.

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5.	Tax Treatment of the Distribution Trust

The Distribution Trust established under the Plan is established for the purpose of distributions to Administrative Claims, Secured Claims, General Unsecured Claims, Intercompany Claims and Equity Interests by liquidating the Distribution Trust Assets transferred to the Distribution Trust and performing related and incidental functions referenced in the Distribution Trust Agreement, and the Distribution Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The purpose of the Distribution Trust is to provide a mechanism for the liquidation of the Distribution Trust Assets, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Distribution Trust, to the Beneficiaries in accordance with the terms of the Plan. No business activities will be conducted by the Distribution Trust other than those associated with or related to the liquidation of the Distribution Trust Assets. It is intended that the Distribution Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of the Treasury Regulations Section 301.7701-4(d). All parties and Beneficiaries shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including Sections 61(a)(12), 483, 1001, 1012, and 1274 thereof). All the parties and Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Distribution Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Distribution Trust. The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Distribution Trust and the owners of the Distribution Trust. The Distribution Trustee shall file returns for the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) or (b). All parties, including the Beneficiaries and the Distribution Trustee, shall value the Distribution Trust Assets consistently, and such valuations shall be used for all federal income tax purposes. Beneficiaries may wish to consult with a tax professional regarding the tax consequences of holding a Beneficial Interest in or receiving a Distribution from the Distribution Trust.

6.	Right to Enforce, Compromise, or Adjust Distribution Trust Assets

The Distribution Trustee shall have and retain the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve the Distribution Trust Actions assigned to the Distribution Trust, subject to the terms and conditions set forth in the Distribution Trust Agreement. All proceeds derived from such causes of action shall constitute Distribution Trust Assets. Notwithstanding the foregoing or any other provision herein, the Distribution Trustee shall not prosecute or pursue any Distribution Trust Actions against any Person that is a Protected Action Party. Notwithstanding the foregoing, the Distribution Trustee shall retain the right to assert any right of setoff or recoupment or any other affirmative defense in connection with any Claim or cause of action asserted by the Protected Action Parties.

7.	Preservation of Rights of Action

The Reorganized Debtor shall retain and shall have the exclusive right to enforce any and all claims, rights and causes of action arising from its IP. Unless any Claims against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred to the Distribution Trust or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to

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commence and pursue any and all retained causes of action, whether arising before or after the Petition Date, and the Reorganized Debtor’s rights to commence, prosecute or settle such causes of action shall be preserved notwithstanding the occurrence of the Effective Date.

8.	Vesting of Property in Reorganized Debtor

On the Effective Date, except as otherwise expressly provided in the Plan or Confirmation Order, all Estate Property, other than the Distribution Trust Assets, shall vest in the Reorganized Debtor free and clear of all Liens, Claims, and encumbrances of any kind, except as otherwise provided in the Plan. Notwithstanding the foregoing, any sensitive information of the federal government, including Defense Advanced Research Projects Agency, the National Security Agency, or the Department of Defense which resides on the Debtor’s servers shall not be included in the Estate Property which vests in the Reorganized Debtor.

9.	Tax Exemption

The Plan and the Confirmation Order provide for (a) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (b) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (c) the making or assignment of any lease; (d) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (e) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Estate’s assets in the Reorganized Debtor or the Distribution Trust pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreement, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property. Pursuant to section 1146 of the Bankruptcy Code and the Plan, any such act described or contemplated herein will not be subject to any stamp tax, transfer tax, filing or recording tax, or other similar tax.

E.	Treatment of Executory Contracts and Unexpired Leases

1.	Assumption of Executory Contracts

On the Effective Date, and subject to section 8.6 of the Plan, all Executory Contracts identified on the Schedule of Assumed Contracts and Unexpired Leases, attached as Exhibit B to the Plan, shall be deemed assumed by the Reorganized Debtor. The Plan Sponsor may amend the Schedule of Assumed Contracts and Unexpired Leases through the deadline to file the Plan Supplement. Entry of the Confirmation Order shall constitute approval of the assumption of such Executory Contracts under sections 365 and 1123 of the Bankruptcy Code.

The Reorganized Debtor will not assume any employment, severance, bonus, incentive, commission, compensation or similar agreement (or any agreement outside the ordinary course of business) with any employees, officers or directors. To the extent the Debtor’s 401(k) Plan has not yet been formally rejected and/or terminated prior to the Effective Date, such 401(k) Plan is being rejected by the Reorganized Debtor, and the Chapter 11 Trustee shall take all steps necessary prior to the Effective Date to effectuate termination of the 401(k) Plan. The Reorganized Debtor will not assume the Debtor’s employee handbook, if any.

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2.	Rejection of Executory Contracts

All Executory Contracts not identified on the Schedule of Assumed Contracts and Unexpired Leases (or assumed by the Debtor previously) shall be deemed rejected on the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the rejection of an Executory Contract, the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect.

On the Effective Date, any and all equity based incentive plans or stock ownership plans of the Debtor entered into before the Effective Date, or other agreements or documents giving rise to equity interests, including the contingent cash components of any such plans, agreements, or documents, shall be immediately terminated without any action of the Debtor, the Chapter 11 Trustee, the Reorganized Debtor or the Plan Sponsor. To the extent such plans, agreements or documents are considered to be executory contracts, such plans, agreements or documents shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to section 365 of the Bankruptcy Code under the Plan. Any Claims resulting from such rejection shall constitute subordinated claims pursuant to section 510(b) of the Bankruptcy Code, except that Claims for contingent cash components of any such plans, agreements or documents shall constitute General Unsecured Claims. From and after the Effective Date, all stock options and other equity awards outstanding or issued at such time, whether included in a contract, agreement or otherwise, will have no value, shall be cancelled and expire and thus will not entitle any holder thereof to purchase or otherwise acquire any equity interests in the Reorganized Debtor.

3.	Procedures Related to Assumption of Executory Contracts

a)	Establishment of Cure Claim Amounts

The Cure Amounts associated with the assumption of the Executory Contracts pursuant to Section 8.1 of the Plan are specified in the Schedule of Assumed Contracts and Unexpired Leases. The Chapter 11 Trustee shall serve counterparties to the Executory Contracts with a Notice of (I) Possible Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto.

Any Objection to Cure Amount including (i) an objection to the applicable Cure Amount (a “Cure Objection”) and (ii) an objection to the adequate assurance of future performance (the “Adequate Assurance Objection”) to be provided by the Plan Sponsor on behalf of the Reorganized Debtor must be in writing, filed with the Court, and served upon (a) the Chapter 11 Trustee, (b) counsel to the Chapter 11 Trustee, (c) counsel to the Plan Sponsor, (d) the U.S. Trustee and (e) counsel to the Committee, if any, no later than fourteen (14) days after the Notice of (I) Possible Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto is mailed to the affected party, as indicated by the date noted on such notice. The objection must set forth the specific default alleged under the applicable Assumed Contract or Unexpired Lease and claim a specific monetary amount that differs from the applicable Cure Amount, if any, and/or further information required of the Reorganized Debtor with respect to adequate assurance of future performance.

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If no Objection to the Cure Amount is received by the Objection Deadline to an Assumed Contract or Lease, then the assumption of such Assumed Contract or Unexpired Lease shall be authorized pursuant to section 365 of the Bankruptcy Code and the applicable Cure Amount, if any, shall be binding upon the non-Debtor counterparty to such Assumed Contract or Lease for all purposes and shall constitute a final determination of the cure amount required to be paid to such Assumed Contract or Unexpired Lease counterparty in connection with the assumption of such Assumed Contract or Unexpired Lease, and the non-Debtor counterparty to such Assumed Contract or Unexpired Lease shall be deemed to have waived its right to object to, contest, condition, or otherwise restrict the assumption of such Assumed Contract or Unexpired Lease (including, without limitation, from asserting any additional cure or other amounts with respect to the Assumed Contract or Unexpired Lease arising prior to such assumption). Furthermore, upon the assumption of such Assumed Contract or Unexpired Lease, the Reorganized Debtor shall enjoy all of the Debtor’s rights and benefits thereunder without the necessity of obtaining any party’s written consent to the Debtor’s assumption of such rights and benefits.

b)	Objection to Disputed Cure Amounts

The Plan Sponsor shall have the right to examine any Objection to Cure Amount filed by any party, and shall have the right to object to and contest the Disputed Cure Amount asserted therein.

If an objection to a Disputed Cure Amount has not been resolved by the Bankruptcy Court or agreement of the parties by the Effective Date, the Executory Contract related to such Disputed Cure Amount shall be deemed assumed by the Reorganized Debtor effective on the Effective Date; provided, however, the Reorganized Debtor may revoke an assumption of any such Executory Contract within ten (10) days after entry of an order by the Bankruptcy Court adjudicating the objection to the Disputed Cure Amount related to the Executory Contract by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the party(ies) whose Executory Contract is rejected. Any Executory Contract identified in a revocation notice shall be deemed rejected retroactively to the Effective Date

c)	Payment of Cure Amounts

Within ten (10) Business Days after the Effective Date, the Reorganized Debtor shall pay, in Cash, all Cure Amounts related to Executory Contracts listed on the Schedule of Assumed Contracts and Unexpired Leases, other than Disputed Cure Amounts. Subject to the revocation rights described in Section 8.3(b) above, the Reorganized Debtor shall pay all Cure Amounts that are subject to an objection on the Effective Date within ten (10) days after entry of an order by the Bankruptcy Court resolving the objection or approving an agreement between the parties concerning the Cure Amount.

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d)	No Admission of Liability.

Neither the inclusion nor exclusion of any Executory Contract by the Proponents on the Schedule of Assumed Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Proponents that any such contract or unexpired lease is in fact an Executory Contract or that the Debtor has any liability thereunder.

e)	Reservation of Rights.

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, causes of action, or other rights of the Debtor under any executory or non-executory contract or any unexpired or expired lease, nor shall any provision of the Plan increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any such contract or lease.

4.	Rejection Claim Bar Date

Each Claim resulting from the rejection of an Executory Contract pursuant to Section 8.2 of the Plan shall be filed with the Bankruptcy Court no later than the Rejection Claim Bar Date; provided, however, any party whose Executory Contract is rejected pursuant to a revocation notice pursuant to Section 8.3(b) of the Plan may file a rejection damage Claim arising out of such rejection within 30 days after the filing of the revocation notice with the Bankruptcy Court. Any Claim resulting from the rejection of an Executory Contract not filed by the applicable deadline shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan. The Distribution Trustee shall have the right to object to any rejection damage Claim.

5.	Indemnification Obligations

Any obligation of the Debtor to indemnify, reimburse, or limit the liability of any Person, including any officer or director of the Debtor, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtor, relating to any acts or omissions occurring before the Effective Date, whether arising pursuant to charter, bylaws, contract or applicable state law, shall be deemed to be, and shall be treated as, an Executory Contract and (a) shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and (b) any and all Claims resulting from such obligations are disallowed under section 502(e) of the Bankruptcy Code or other applicable grounds, including section 502(d) or violations of sections 327, 362, 363 or other requirements of the Bankruptcy Code, or, if any court of applicable jurisdiction rules to the contrary, such Claim shall be estimated pursuant to section 502(c) of the Bankruptcy Code in the amount of $0 or such other amount as the Bankruptcy Court shall determine. Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs, or prejudices the rights of the Distribution Trustee to pursue the Distribution Trust Actions.

6.	Federal Government Rights

Notwithstanding any other provisions of the Plan, no Executory Contract with or any sensitive information of the federal government, including Defense Advanced Research Projects

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Agency, the National Security Agency, or the Department of Defense shall be assumed by or transferred to the Reorganized Debtor absent the express written consent of the federal government counterparty to such Executory Contract.

F.	Provisions Governing Distributions of Property

1.	Distributions Procedures Regarding Allowed Claims

a)	In General.

The Distribution Trustee shall make all Distributions required to be made under the Plan, including Distributions from the Distribution Trust.

b)	Distributions on Allowed Claims Only.

Distributions from Available Cash shall be made only to the holders of Allowed Claims and Equity Interests. Until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive a Distribution from Available Cash. No Distributions shall be made to holders of Allowed Equity Interests unless and until holders of Allowed Claims have been paid in full and any Disputed Claims have been disallowed pursuant to an Order of the Bankruptcy Court.

c)	Place and Manner of Payments of Distributions.

Except as otherwise specified in the Plan, Distributions from Available Cash shall be made by mailing such Distribution to the Creditor or Interest Holder at the address listed in any proof of claim or interest filed by the Creditor or Interest Holder or at such other address as such Creditor or Interest Holder shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date. If a Creditor or Interest Holder has not filed a proof of claim or interest or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor or Interest Holder will be mailed to the address identified in the Schedules of Assets and Liabilities or as provided by the Debtor’s stock transfer agent. The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances. Before receiving any Distributions, all Creditors and Interest Holders, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors or Interest Holders who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

d)	Undeliverable Distributions.

If a Distribution made from Available Cash to any Creditor or Interest Holder is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine the then current address for such Creditor or Interest Holder. If the Distribution Trustee cannot determine, or is not notified of, a then current address for such Creditor or Interest Holder within six months after the Effective Date, the Distribution reserved for such Creditor or Interest Holder shall be deemed an unclaimed Distribution, and Section 7.5(e) of the Plan shall be applicable thereto.

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e)	Unclaimed Distributions.

If the current address for a Creditor or Interest Holder entitled to a Distribution from Available Cash under the Plan has not been determined within six months after the Effective Date or such Creditor or Interest Holder has otherwise not been located or submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee, then such Creditor or Interest Holder (i) shall no longer be a Creditor or Interest Holder (as applicable) and (ii) shall be deemed to have released such Claim.

f)	Withholding.

The Distribution Trustee may, but shall not be required to, at any time withhold from a Distribution from Available Cash to any Person (except the Internal Revenue Service) amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Distribution Trustee (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section.

g)	Dissolution.

i. The Distribution Trustee and Distribution Trust shall be discharged or dissolved, as the case may be, at such time as all of the Distribution Trust Assets have been distributed pursuant to the Plan and the Distribution Trust Agreement; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of the Distribution Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the liquidation of the Distribution Trust Assets.

ii. If at any time the Distribution Trustee determines, in reliance upon such professionals as a Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final distribution to Distribution Trust Beneficiaries is likely to exceed the value of the assets remaining in the Distribution Trust, the Distribution Trustee may (i) reserve any amount necessary to dissolve the Distribution Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Internal Revenue Code, (B) exempt from United States federal income tax under section 501(a) of the Internal Revenue Code, (C) not a “private foundation,” as defined in section 509(a) of the Internal Revenue Code, and (D) that is unrelated to the Debtor, the Distribution Trust, and any insider of the Distribution Trustee, and (iii) dissolve the Distribution Trust.

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2.	Procedures Regarding Distributions from the Distribution Trust

Procedures regarding Distributions from the Distribution Trust to holders of Class 3 Allowed General Unsecured Claims, Class 4 Allowed Intercompany Claims, and Class 5 Allowed Equity Interests shall be governed by the Distribution Trust Agreement.

G.	Procedures for Resolution of Disputed Claims

1.	Right to Object to Claims

The Plan Sponsor and the Reorganized Debtor shall have the authority, but not the obligation, to object to, litigate, and, subject to the approval of the Chapter 11 Trustee or the Distribution Trustee (as applicable), settle, the amount, priority or the extent of any Administrative Claim, Secured Claim, Priority Tax Claim, or Priority Unsecured Non-Tax Claim. Notwithstanding anything to the contrary herein, subject to the terms and conditions set forth in the Distribution Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan on and after the Effective Date, the Distribution Trustee shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court. The Distribution Trustee shall succeed to any pending objections to Claims filed by the Chapter 11 Trustee prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor and/or the Estate had immediately prior to the Effective Date with respect to any Disputed Claim, including the causes of action retained under the Plan. The Reorganized Debtor shall provide commercially reasonable assistance and cooperation to the Distribution Trustee in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement.

2.	Deadline for Objecting to Claims

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code. The objection shall notify the Creditor of the deadline for responding to such objection.

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3.	Deadline for Responding to Claim Objections

Within twenty (20) days after service of an objection, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee. Failure to file a written response within the twenty (20) day time period shall constitute a waiver and release of that portion of the subject Claim that was subject to the objection, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Creditor or granting the relief requested in the claim objection.

4.	Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, the Debtor, the Reorganized Debtor, and the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

H.	Injunctions, Releases, and Discharge

1.	Discharge and Release

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all distributions under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and causes of action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Equity Interests in the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Equity Interests in the Debtor, subject to the occurrence of the Effective Date.

2.	Discharge Injunction

Except as otherwise expressly provided in the Plan, the discharge and releases set forth in Section 11.1 shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (a) any Claim discharged and released in Section 11.1 (b) any cause of action, whether known or unknown, based on the same subject matter as any Claim discharged and released in Section 11.1. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred

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from asserting against the Protected Parties, their successors or assigns, or their assets, properties, or interests in property any other or further Claims, or any other right to legal or equitable relief regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date

3.	Exculpation and Limitation of Liability

The Chapter 7 Trustees, the Chapter 11 Trustee and their respective professionals will neither have nor incur any liability to any entity for any claims or causes of action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or Confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that the Chapter 7 Trustee and the Chapter 11 Trustee will be entitled to rely upon the advice of counsel concerning their duties pursuant to, or in connection with, the above referenced documents, actions or inactions.

4.	Releases by the Debtor

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS PLAN OR THE CONFIRMATION ORDER, EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED AND CONFIRMED, THE DEBTOR WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER PROVIDED A FULL DISCHARGE, WAIVER AND RELEASE TO THE RELEASED PARTIES AND THEIR RESPECTIVE RELATED PARTIES (AND EACH SUCH RELEASED PARTY AND THEIR RESPECTIVE RELATED PARTIES SO RELEASED SHALL BE DEEMED FOREVER RELEASED, WAIVED AND DISCHARGED BY THE DEBTOR RELEASING PARTIES) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL RELEASED CLAIMS THAT THE DEBTOR AND THEIR RESPECTIVE RELATED PARTIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT, ON BEHALF OF ONE ANOTHER, OR ON BEHALF OF ANOTHER PARTY AGAINST THE RELEASED PARTIES OR THEIR RESPECTIVE RELATED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE (I) ANY DISTRIBUTION TRUST ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN OR THE PLAN SUPPLEMENT; (II) THE

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RIGHTS OF THE DEBTOR TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED PURSUANT TO THE PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT; AND/OR (III) ANY CLAIMS OR DEFENSES AGAINST THIRD PARTY.

THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON AND THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED PURSUANT TO THIS RELEASE. FOR PURPOSES OF THIS RELEASE, AND WITHOUT LIMITING THE SCOPE OF THE FOREGOING, THE DEBTOR IS SPECIFICALLY NOT RELEASING THE DISTRIBUTION TRUST ACTIONS.

5.	Releases by Third Party

TO THE EXTENT ALLOWED BY APPLICABLE LAW, ON, AND AS OF, THE EFFECTIVE DATE AND FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED, THE PROTECTED PARTIES (ACTING IN ANY CAPACITY WHATSOEVER) SHALL BE FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL CLAIMS, OBLIGATIONS, ACTIONS, SUITS, RIGHTS, DEBTS, ACCOUNTS, CAUSES OF ACTION, REMEDIES, AVOIDANCE ACTIONS, AGREEMENTS, PROMISES, DAMAGES, JUDGMENTS, DEMANDS, DEFENSES, OR CLAIMS IN RESPECT OF EQUITABLE SUBORDINATION, AND LIABILITIES THROUGHOUT THE WORLD UNDER ANY LAW OR COURT RULING THROUGH THE EFFECTIVE DATE (INCLUDING ALL CLAIMS BASED ON OR ARISING OUT OF FACTS OR CIRCUMSTANCES THAT EXISTED AS OF OR PRIOR TO THE PLAN IN THE BANKRUPTCY CASE, INCLUDING CLAIMS BASED ON NEGLIGENCE OR STRICT LIABILITY, AND FURTHER INCLUDING ANY DERIVATIVE CLAIMS ASSERTED ON BEHALF OF THE DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT THE DEBTOR, ITS ESTATE, OR THE REORGANIZED DEBTOR WOULD HAVE BEEN LEGALLY ENTITLED BY APPLICABLE LAW TO ASSERT IN ITS OWN RIGHT, WHETHER INDIVIDUALLY OR COLLECTIVELY) WHICH THE DEBTOR, ITS ESTATE, THE REORGANIZED DEBTOR, CREDITORS OR OTHER PERSONS RECEIVING OR WHO ARE ENTITLED TO RECEIVE DISTRIBUTIONS UNDER THE PLAN MAY HAVE AGAINST ANY OF THEM IN ANY WAY RELATED TO THE BANKRUPTCY CASE OR THE DEBTOR (OR ITS PREDECESSORS); PROVIDED, HOWEVER, THE RELEASES PROVIDED FOR IN THIS PARAGRAPH SHALL NOT EXTEND TO ANY CLAIMS BY ANY

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GOVERNMENTAL UNIT WITH RESPECT TO CRIMINAL LIABILITY UNDER APPLICABLE LAW, WILLFUL MISCONDUCT OR BAD FAITH UNDER APPLICABLE LAW, OR ULTRA VIRES ACTS UNDER APPLICABLE LAW. NO COMPLIANCE WITH OR RELIANCE ON THE APPLICABLE LAW OR THE ORDERS OF THE BANKRUPTCY COURT SHALL BE DEEMED OR PERMITTED TO BE JUDGED, DECLARED, OR RULED TO BE IN ANY WAY WRONGFUL, IN BAD FAITH, ULTRA VIRES, INEQUITABLE OR OTHERWISE SUBJECT TO ANY SANCTION OR PUNISHMENT, ALL OF WHICH ARE PREEMPTED, SUPERSEDED AND NEGATED BY THE PLAN TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

A VOTE TO ACCEPT THE PLAN, OR FAILURE TO VOTE BY A CREDITOR ENTITLED TO VOTE, CONSTITUTES AN ACCEPTANCE OF ALL OF THE TERMS AND PROVISIONS CONTAINED IN THE PLAN, INCLUDING, BUT NOT LIMITED TO, THE GRANT OF RELEASES, INJUNCTIONS, EXCULPATION, EXONERATION AND OTHER LIMITATIONS OF LIABILITY IN THE PLAN. IF A CREDITOR VOTES TO REJECT THE PLAN, THE CREDITOR MAY NEVERTHELESS BE DEEMED TO BE BOUND TO THE RELEASES AND BE BOUND BY THE INJUNCTIONS, EXCULPATIONS, AND OTHER LIMITATIONS OF LIABILITY IN THE PLAN TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS LATER DETERMINED BY THE COURT. IF A CREDITOR ELECTS NOT TO GRANT THE RELEASES CONTAINED IN THIS ARTICLE 11.5 OF THE PLAN, TO (1) THE PLAN SPONSOR AND ITS AFFILIATES, (2) THE POST-PETITION LENDER, AND (3) DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, EQUITY HOLDERS, FINANCIAL ADVISORS, INVESTMENT BANKERS, PROFESSIONALS, EXPERTS, AND EMPLOYEES OF ANY OF THE FOREGOING, IN THEIR RESPECTIVE CAPACITIES AS SUCH, THEN THE CREDITOR MUST OPT-OUT IN THE BALLOT. ELECTION TO WITHHOLD CONSENT IS AT THE CREDITOR’S OPTION.

FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS ARTICLE XI SHALL PREVENT THE ENFORCEMENT OF THE TERMS OF THE PLAN.

I.	Conditions to Confirmation and Effectiveness

1.	Conditions to Confirmation

The Confirmation Order will not be effective unless (a) the Confirmation Order shall be in form and substance acceptable to the Plan Sponsor, in its reasonable discretion, and shall provide for the Plan Sponsor and the Post-Petition Lender to acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, Equity Interests and encumbrances of any kind, except as otherwise provided in the Plan, and (b) the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, shall have been filed in form and substance acceptable to the Plan Sponsor in its reasonable discretion.

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2.	Conditions to Effectiveness

The Plan will not be effective unless (a) the conditions to confirmation above have been either satisfied, or waived, by the Plan Sponsor, (b) the Confirmation Order has been entered by the Bankruptcy Court, and no stay or injunction is in effect with respect thereto, (c) Plan Sponsor and the Post-Petition Lender shall acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, Equity Interests and encumbrances of any kind, except as otherwise provided in the Plan, and (d) no material adverse change or development shall have occurred with respect to the Debtor’s IP or capital structure of the Debtor.

J.	Modification, Revocation or Withdrawal of the Plan

1.	Defects, Omissions, and Amendments of the Plan

The Proponents may, with the approval of the Bankruptcy Court and without notice to holders of Claims and Equity Interests, insofar as it does not materially and adversely affect holders of Claims and Equity Interests, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Proponents may propose amendments or alterations to the Plan before the Confirmation Hearing as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims and Equity Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Chapter 11 Trustee has complied with section 1125 of the Bankruptcy Code. The Proponents may propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims and Equity Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, the Proponents have complied with section 1125 of the Bankruptcy Code, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under section 1129 of the Bankruptcy Code.

2.	Withdrawal of the Plan

The Proponents reserve the right to withdraw the Plan at any time prior to the Confirmation Date. If the Proponents withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtor or any other person, or to prejudice in any manner the rights of the Chapter 11 Trustee, the Debtor’s Estate, or any person in any further proceedings involving the Debtor.

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K.	Retention of Jurisdiction

1.	Exclusive Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain and have such jurisdiction over the Bankruptcy Case to the maximum extent as is legally permissible, including, without limitation, for the following purposes:

a.	To allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Right of Action, Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

b.	To ensure that Distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

c.	To determine any and all applications or motions pending before the Bankruptcy Court on the Effective Date of the Plan, including without limitation any motions for the rejection, assumption or assumption and assignment of any Executory Contract;

d.	To consider and approve any modification of the Plan, remedy any defect or omission, or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order;

e.	To determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan or any Plan Documents or any entity’s obligations in connection with the Plan or any Plan Documents, or to defend any of the rights, benefits, Estate Property transferred, created, or otherwise provided or confirmed by the Plan or the Confirmation Order or to recover damages or other relief for violations thereof;

f.	To consider and act on the compromise and settlement of any claim or cause of action by or against the Debtor, the Estate, the Reorganized Debtor or the Distribution Trust;

g.	To decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters, and any other matters, or grant or deny any applications involving the Debtor, the Chapter 11 Trustee, or the Estate that may be pending on the Effective Date or that may be brought by the Reorganized Debtor, the Chapter 11 Trustee, or the Distribution Trustee (as applicable), including any Distribution Trust Actions, or any other related proceedings by the Reorganized Debtor, and to enter and enforce any default judgment on any of the foregoing;

h.	To decide or resolve any and all applications filed by the Chapter 7 Trustee or the Chapter 11 Trustee for compensation;

i.	To issue orders in aid of execution and implementation of the Plan or any Plan Documents to the extent authorized by section 1142 of the Bankruptcy Code or provided by the terms of the Plan;

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j.	To decide issues concerning the federal or state tax liability of the Debtor which may arise in connection with the confirmation or consummation of the Plan or any Plan Documents;

k.	To interpret and enforce any orders entered by the Bankruptcy Court in the Bankruptcy Case; and

l.	To enter an order closing this Bankruptcy Case when all matters contemplating the use of such retained jurisdiction have been resolved and satisfied.

2.	Limitations on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334, as well as the applicable circumstances that continue jurisdiction for defense and enforcement of the Plan and Plan Documents. For the avoidance of doubt, however, such jurisdiction shall be deemed, by the entry of the Confirmation Order, to:

a.	Permit entry of a final judgment by the Bankruptcy Court in any core proceeding referenced in 28 U.S.C. § 157(b) and to hear and resolve such proceedings in accordance with 28 U.S.C. § 157(c) and any and all related proceedings, including, without limitation, (i) all proceedings concerning disputes with, or Rights of Action or Claims against, any Person that the Debtor, the Estate, the Distribution Trust or the Reorganized Debtor or any of their successors or assigns, may have, and (ii) any and all Rights of Action or other Claims against any Person for harm to or with respect to (x) any Estate Property, including any infringement of IP or conversion of Estate Property, or (y) any Estate Property liened or transferred by the Debtor to any other Person;

b.	Include jurisdiction over the recovery of any Estate Property (or property transferred by the Debtor with Bankruptcy Court approval) from any Person wrongly asserting ownership, possession or control of the same, whether pursuant to sections 542, 543, 549, 550 of the Bankruptcy Code or otherwise, as well as to punish any violation of the automatic stay under section 362 of the Bankruptcy Code or any other legal rights of the Debtor or the Estate under or related to the Bankruptcy Code; and

c.	Permit the taking of any default judgment against any Person who has submitted himself or herself to the jurisdiction of the Bankruptcy Court.

V.	POST-EFFECTIVE DATE OPERATIONAL/FINANCIAL INFORMATION

The Chapter 11 Trustee and Plan Sponsor believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtor. In connection with the development of the Plan and for the purposes of determining whether the Plan satisfies this feasibility standard, the ability of the Reorganized Debtor to satisfy its financial obligations while maintaining sufficient liquidity and capital resources has been examined.

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In particular, the Plan Sponsor and its affiliates have acquired more than 30 distressed software-related companies in the past 5 years. The Plan Sponsor and its affiliates are experienced in successfully turning around distressed situations to generate sustainable profits. The Plan Sponsor has committed to providing the Plan Consideration to acquire the Debtor and its assets, through acquisition of the New Equity. The Plan Sponsor believes that under its management, the Reorganized Debtor will enhance its relationships with its employees, customers and vendors, while simultaneously engaging in cost-cutting efforts to drive efficiency and profitability. The Plan Sponsor possesses more than $20 million of liquidity and believes that it will be able to leverage its relationships, expertise and know-how to help the Reorganized Debtor thrive. Accordingly, the Plan Sponsor is confident that the Reorganized Debtor will be feasible going forward, and will not require a further reorganization. Further, no Distributions to Creditors or Interest Holders are dependent on any metrics related to the Reorganized Debtor.

VI.	RISK FACTORS

A.	Risks Related to Bankruptcy

1.	Parties May Object to the Plan’s Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Chapter 11 Trustee believes that the classification of the Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Chapter 11 Trustee created Classes of Claims and Equity Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims or Equity Interests in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	The Proponents May Not Be Able to Obtain Confirmation of the Plan

With regard to any proposed plan of reorganization, the Chapter 11 Trustee may not receive the requisite acceptances to confirm a plan. In the event that votes from Claims in Class 3 entitled to vote are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Chapter 11 Trustee intends to seek Confirmation of the Plan by the Bankruptcy Court.

Even if the requisite acceptances of a proposed plan are received, the Bankruptcy Court might not confirm the Plan as proposed if the Bankruptcy Court finds that any of the statutory requirements for confirmation under section 1129 of the Bankruptcy Code have not been met.

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3.	The Conditions Precedent to the Effective Date of the Plan May Not Occur

As more fully set forth in the Plan, the Effective Date is subject to certain conditions precedent. If such conditions precedent are not met or waived, the Effective Date will not occur.

4.	Risks Associated with Proving and Collecting Claims Asserted in Litigation

The ultimate recoveries under the Plan to holders of Equity Interests depends in part upon the ability of the Distribution Trustee to realize favorable litigation outcomes or settlements of Distribution Trust Actions. It is extremely difficult to place a value on litigation, and litigation outcomes cannot be predicted. It is possible that the Distribution Trust may recover nothing at all, or very little, on account of such litigation.

The risks in such litigation include, but are not limited to, risks associated with defenses and counter-claims of opposing parties to the litigation, the delay and expense associated with discovery and trial of factually intensive and complex disputes, and the additional delay and expense inherent in appellate review.

5.	Allowed Claims May Substantially Exceed Estimates

The projected distributions set forth in this Disclosure Statement are based upon, among other things, good faith estimates of the total amounts of Claims that will ultimately be Allowed. The actual amount of Allowed Claims could be materially greater than anticipated, which will impact the distributions to be made to holders of Claims and Equity Interests.

B.	Risks Related to Financial Information

The financial information contained in this Disclosure Statement has not been audited. In preparing this Disclosure Statement, the Chapter 11 Trustee relied on financial data derived from the Debtor’s books and records and schedules and statements that was available at the time of such preparation. Although the Chapter 11 Trustee has used reasonable efforts to assure the accuracy of the financial information provided in this Disclosure Statement the Chapter 11 Trustee is unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

VII.	CONFIRMATION OF THE PLAN

A.	The Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.

The Bankruptcy Court has scheduled the Confirmation Hearing to commence on [DATE], 2016 at [TIME] (Eastern Time), before the Honorable Kevin J. Carey, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 North

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Market Street, 5th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

Objections to Confirmation of the Plan must be filed and served by no later than [DATE], 2016 at 4:00 p.m. (Eastern Time). Unless objections to Confirmation of the Plan are timely served and filed in compliance with the Disclosure Statement Order, they may not be considered by the Bankruptcy Court.

B.	Requirements for Confirmation of the Plan

Among the requirements for the Confirmation of the Plan is that the Plan (i) is accepted by all Impaired Classes of Claims or Equity Interests, or, if rejected by an Impaired Class of Claims or Equity Interests, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Impaired Class of Claims or Equity Interests; (ii) is feasible; and (iii) is in the “best interests” of Holders of Claims or Equity Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Chapter 11 Trustee believes that: (i) the Plan satisfies or will satisfy all of the necessary statutory requirements of chapter 11 of the Bankruptcy Code; (ii) the Chapter 11 Trustee has complied or will have complied with all of the necessary requirements of chapter 11 of the Bankruptcy Code; and (iii) the Plan has been proposed in good faith. Specifically, in addition to other applicable requirements, the Chapter 11 Trustee believes that the Plan satisfies or will satisfy the following applicable Confirmation requirements of section 1129 of the Bankruptcy Code:

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Chapter 11 Trustee, as a plan proponent, has complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•	Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Bankruptcy Case, or in connection with the Plan and incident to the Bankruptcy Case, has been disclosed to the Bankruptcy Court, and any such payment: (1) made before the Confirmation of the Plan is reasonable; or (2) is subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation of the Plan.

•	Either each holder of a Claim in an Impaired Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated on the Effective Date of the Plan under chapter 7 of the Bankruptcy Code.

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•	Each Class of Claims that is entitled to vote on the Plan will have accepted the Plan.

•	Except to the extent a different treatment is agreed to, the Plan provides that all Administrative Claims and Allowed Priority Claims will be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable.

•	At least one Class of Impaired Claims will have accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in that Class.

•	Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or any successors thereto.

•	All accrued and unpaid fees of the type described in 28 U.S.C. § 1930, including the fees of the U.S. Trustee, will be paid as of the Effective Date.

C.	Best Interests of Creditors / Liquidation Analysis

Often called the “best interests of creditors” test, section 1129(a)(7) of the Bankruptcy Code requires that a Bankruptcy Court find, as a condition to confirmation of a chapter 11 plan, that the plan provides, with respect to each impaired class, that each holder of a claim or an interest in such class either (i) has accepted the plan or (ii) will receive or retain under the plan property of a value that is not less than the amount that such holder would receive or retain if the debtor liquidated under chapter 7 on the Effective Date. To make these findings, the Bankruptcy Court must: (a) estimate the cash liquidation proceeds that a chapter 7 trustee would generate if the Chapter 11 Case was converted to a chapter 7 case on the Effective Date and the assets of the Debtor’s Estate were liquidated; (b) determine the liquidation distribution that each non-accepting holder of a Claim or an Equity Interest would receive from such liquidation proceeds under the priority scheme dictated in chapter 7; and (c) compare the holder’s liquidation distribution to the distribution under the Plan that the holder would receive if the Plan were confirmed and consummated.

In this particular case, the analysis is straightforward because the Debtor was previously in Chapter 7 bankruptcy. The highest offer that contemplated a purchase of the Debtor’s assets in chapter 7 was for $3,800,000. Conversely, by this Plan, the Debtor is being reorganized and the Estate is receiving Cash Consideration of $6,875,000. In addition, because the chapter 11 administrative expenses are being funded by the Post-Petition Lender and are not being satisfied from the Cash Consideration, holders of Allowed Claims and Equity Interests stand to receive approximately $3,075,000 more in aggregate distributions in chapter 11 than they would if the Debtor’s case had remained in chapter 7.

As further support, the Chapter 11 Trustee has attached hereto as Exhibit B a liquidation analysis prepared by his professionals. Based on the foregoing and the liquidation analysis, the Chapter 11 Trustee believes that holders of Claims and Equity Interests will receive greater value as of the Effective Date under the Plan than such holders would receive in a chapter 7 liquidation.

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D.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtor, or any successor to the Debtor (unless such liquidation or reorganization is proposed in the plan). To determine whether the Plan meets this feasibility requirement, the Chapter 11 Trustee and Plan Sponsor have analyzed the ability of the Reorganized Debtor to meet its obligations under the Plan. Further, as discussed in Article V of this Disclosure Statement, the Chapter 11 Trustee and Plan Sponsor believe that the Reorganized Debtor will be viable following the Effective Date, and that the Plan therefore meets the feasibility requirements of the Bankruptcy Code. The Proponents shall present further information and evidence regarding feasibility as may be necessary in connection with Confirmation of the Plan.

E.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or interests that is impaired under a plan accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.

A class is “impaired” unless a plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the interest entitles the holder of such claim or interest; or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that actually voted to accept or reject the plan. Thus, a Class of Impaired Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired interests as acceptance by holders of at least two-thirds in amount of allowed interests in that class, counting only those claims that actually voted to accept or reject the plan. Thus, a Class of Creditors will have voted to accept the Plan only if holders of a majority of Creditors actually voting cast their Ballots in favor of acceptance.

F.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a plan even if all impaired classes have not accepted it, provided that the plan has been accepted by at least one impaired class, determined without including the acceptance of the plan by any insider. Notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminate unfairly” (as discussed below) and is “fair and equitable” (as discussed below) with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

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To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, to the extent applicable, the Chapter 11 Trustee shall request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code. The Chapter 11 Trustee reserves the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any schedule or exhibit, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary, subject to the written approval of the Plan Sponsor.

1.	No Unfair Discrimination

The “unfair discrimination” test applies to classes of claims or interests that reject or are deemed to have rejected a plan and that are of equal priority with another class of claims or interests that is receiving different treatment under such plan. The test does not require that the treatment of such classes of claims or interests be the same or equivalent, but that such treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly, and, accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class. The Chapter 11 Trustee submits that if the Chapter 11 Trustee “crams down” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured such that it does not “discriminate unfairly” against any rejecting Class.

2.	Fair and Equitable Test

The “fair and equitable” test applies to classes that reject or are deemed to have rejected a plan and are of different priority and status vis-à-vis another class (e.g., secured versus unsecured claims, or unsecured claims versus equity interests), and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class, including interest. As to the rejecting class, the test sets different standards depending upon the type of claims or interests in such rejecting class. The Chapter 11 Trustee submits that if the Chapter 11 Trustee “crams down” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured such that the applicable “fair and equitable” standards are met.

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VIII.	TAX CONSEQUENCES OF THE PLAN

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

IX.	CERTAIN SECURITIES LAW MATTERS

A.	In General

The Plan provides for the establishment of the Distribution Trust and for the issuance of Beneficial Interests therein. In general, beneficial interests in trusts may sometimes be subject to regulation under applicable federal and state securities laws. However, as discussed herein, the Proponents do not believe that the Beneficial Interests constitute “securities” for purposes of applicable nonbankruptcy law. Alternatively, even if the Beneficial Interests were to constitute “securities,” the Proponents believe that they would be exempt from registration pursuant to Bankruptcy Code section 1145(a)(1).

Further, as provided in Section 13.4 of the Plan, the Proponents believe that the New Equity in the Reorganized Debtor and the offering and issuance thereof shall be exempt from Section 5 of the Securities Act of 1933, if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including, without limitation, section 1145 of the Bankruptcy Code. As set forth in Section 13.4 of the Plan, if the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Rule 506 of the Securities Act, Section 4(2) of the Securities Act, and/or the safe harbor provisions promulgated thereunder.

B.	Distribution Trust Related Matters

1.	Initial Issuance of Beneficial Interests

Unless an exemption is available, the offer and sale of a security generally is subject to registration with the United States Securities and Exchange Commission (the “SEC”) under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”). In the opinion of the Proponents, and based on “no action” letters by the SEC, the Beneficial Interests will not be considered “securities” within the definition of Section 2(11) of the Securities Act and corresponding definitions under state securities laws and regulations (“Blue Sky Laws”) because the Beneficial Interests will be uncertificated and non-transferable other than by operation of law. Accordingly, the Beneficial Interests should be issuable in accordance with the Plan without registration under the Securities Act or any Blue Sky Law.

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Alternatively, in the event that the Beneficial Interests are deemed to constitute securities, section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and Blue Sky Laws if three principal requirements are satisfied:

A. the securities are offered and sold under a plan of reorganization and are securities of the debtor, of an affiliate of the debtor participating in a joint plan with the debtor, or of a successor to the debtor under the plan;

B. the recipients of the securities hold a pre-petition or administrative claim against the debtor or an interest in the debtor; and

C. the securities are issued entirely in exchange for recipient’s claim against or interest in the debtor, or principally in such exchange and partly for cash or property.

If and to the extent that the Beneficial Interests may constitute securities, the Proponents believe that these beneficial interests issued in respect of certain Allowed Claims and Equity Interests will qualify as securities “of the debtor … or of a successor to the debtor” pursuant to section 1145(a)(1). In addition, the Beneficial Interests will be issued entirely in exchange for such Claims and Equity Interests. Thus, the Proponents believe that the issuance of the Beneficial Interests pursuant to the Plan will satisfy the applicable requirements of section 1145(a)(1) of the Bankruptcy Code, and that such issuance should be exempt from registration under the Securities Act and any applicable Blue Sky Law.

The Proponents believe that their reliance upon the foregoing exemptions in respect of the issuance of the Beneficial Interests is consistent with positions taken by the SEC with respect to similar transactions and arrangements by other chapter 11 trustees. However, the Proponents have not sought any “no-action” letter by the SEC with respect to any such matters, and therefore no assurance can be given regarding the availability of any exemptions from registration with respect to any securities, if any, issued pursuant to the Plan.

2.	Resales

The Beneficial Interests will be subject to transfer restrictions under the terms of the Distribution Trust Agreement. As provided in said agreement, generally, the Beneficial Interests cannot be assigned or transferred other than by operation of law, and will not be represented by certificates.

3.	Exchange Act Compliance

Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applies only to a company that has both (i) total assets in excess of $10.0 million and (ii) a class of equity securities held of record by more than 2,000 persons or 500 persons who are not accredited investors (within 120 days after the last day of the company’s fiscal year). The Proponents believe it unlikely condition (i) will be deemed satisfied in respect to the Distribution

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Trust and Beneficial Interests, and in any event, the Distribution Trust should not be required to register under Section 12(g) of the Exchange Act. The Proponents understand that the staff of the SEC has issued no-action letters with respect to the non-necessity of Exchange Act registration of a bankruptcy plan trust when the following are true:

A. the beneficial interests in the trust are not represented by certificates or, if they are, the certificates bear a legend stating that the certificates are transferable only upon death or by operation of law;

B. the trust exists only to effect a liquidation and will terminate within a reasonable period of time; and

C. the trust will issue annual unaudited financial information to all beneficiaries.

Based on the foregoing, the Proponents believe that the Distribution Trust will not be subject to registration under the Exchange Act. However, the views of the SEC on the matter have not been sought by the Proponents and, therefore, no assurance can be given regarding this matter.

4.	Compliance if Required

Notwithstanding the preceding discussion, if the Distribution Trustee, in relation to the Distribution Trust, determines, with the advice of counsel, that the Distribution Trust is required to comply with the registration and reporting requirements of the Exchange Act, then prior to the registration of the Distribution Trust under the Exchange Act, the Distribution Trustee (subject to the terms of the Distribution Trust Agreement) will seek to amend the Distribution Trust Agreement, to make such changes as are deemed necessary or appropriate to ensure that the Distribution Trust is not subject to registration or reporting requirements of the Exchange Act. The Distribution Trust Agreement, as so amended, will be effective after notice and opportunity for a hearing, and the entry of an order of the Bankruptcy Court.

If the Distribution Trust Agreement, as amended, is not approved by the Bankruptcy Court or the Bankruptcy Court otherwise determines in a Final Order that registration under the Exchange Act (or any other related or similar federal laws) is required, then the Distribution Trustee will take such actions as may be required to satisfy the registration and reporting requirements of the Exchange Act (or any other related or similar federal laws).

[Remainder of Page Intentionally Left Blank]

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X.	RECOMMENDATION

In the opinion of the Proponents, the Plan is superior and preferable to the alternatives described in this Disclosure Statement. Furthermore, the value being provided to Creditors and Interest Holders under the Plan was subject to a competitive process through which parties other than the Plan Sponsor could have provided higher and better bids. Accordingly, the Proponents recommend that holders of Claims and Equity Interests entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: June 17, 2016

Respectfully submitted, Wave Systems Corp.

/s/ David W. Carickhoff
Name: David W. Carickhoff
Title: Chapter 11 Trustee

ESW Capital, LLC

/s/ Andrew Price
Name: Andrew Price
Title: Chief Financial Officer

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EXHIBIT A

Plan of Reorganization

* The Plan has been separately filed with the Court,

concurrently herewith.

1

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EXHIBIT B

Liquidation Analysis

1

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Wave Systems Inc.

Liquidation Analysis

	Chapter 11 Plan	Chapter 7 Liquidation
Domain Name Sale Proceeds	$420,000	$420,000

Plan/Sale Transaction Proceeds	$6,875,000	$3,800,000

Less Chapter 7 Admin (1)	$361,725	$461,725

Net Proceeds available	$6,933,275	$3,758,275

Less Chapter 11 Expenses (2)
Less Success Fee for Growth Point	$984,375	$570,000
Less Chapter 7/Chapter 11 Trustee Fees	$252,573	$160,323

Cash Available for Distribution for Claims (3)	$5,696,327	$3,027,952

(1)	Chapter 7 Admin expenses if case did not convert to ch 11 assumes an additional $100,000 of professional fees incurred from sale closing through such time as a TFR is approved by the Court.
(2)	Chapter 11 Admin expenses are being funded by post petition lender and not being deducted from plan proceeds.
(3)	Final claims pool has not yet been determined, to the extent Allowed Claims do not exceed available cash, excess cash will be available for distribution to holders of Equity Interests